UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CLEANTECH INNOVATIONS, INC.

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Copies to:

Neal Beaton, Esq. Holland & Knight LLP 31 West 52nd Street New York, New York 10019 Tel: 212-513-3470 Fax: 212-341-7103	William W. Uchimoto, Esq. Stevens & Lee, P.C. 1818 Market Street, 29th FL Philadelphia, Pennsylvania 19103 Tel: 215-525-0100 Fax: 215-851-0214

GENERAL	1
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	2
QUESTIONS AND ANSWERS ABOUT THE ACTIONS	3
FORWARD-LOOKING STATEMENTS	4
SUMMARY	4
ACTION 1. – THE AMENDMENTS	5
ACTION 2. – THE EXCHANGE	6
ACTION 3. – REINCORPORATION OF THE COMPANY FROM NEVADA TO DELAWARE	16
SUMMARY OF ACTIONS BY THE BOARD OF DIRECTORS AND CONSENTING SHAREHOLDERS	27
DESCRIPTION OF SECURITIES	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
INFORMATION ABOUT SIX DIMENSIONS	30
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INITIAL KONCEPTS, INC., DOING BUSINESS AS SIX DIMENSIONS	34
WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION	41
INCORPORATION BY REFERENCE	41
APPENDIX INDEX	42

CLEANTECH INNOVATIONS, INC.

C District, Maoshan Industry Park,

Tieling Economic Development Zone,

Tieling, Liaoning Province, China 112616

+(86) 0410-6129922

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDER

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of CleanTech Innovations, Inc. (the “Company”) on or about July     , 2014 in connection with: (i) the proposed share exchange (the “Exchange”) with Initial Koncepts, Inc., a California corporation doing business as Six Dimensions (“Six Dimensions”) for 88,929,203 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”); (ii) amendments to the Articles of Incorporation of the Company to (A) change the name of the Company to “6D Global Technologies, Inc.” (the “Name Change”) and (B) increase the number of the Company’s authorized shares of capital stock to 400,000,000 shares of Common Stock (the “Authorized Stock Increase”, and together with the Name Change, the “Amendments”); (iii) effectuate the spin-off of all the Company’s China-based operations in exchange for the return of the shares of Common Stock held by certain shareholders and the satisfaction or assumption of the liabilities of the Company (the “Spin-Off); (iv) the conversion of all of the notes, debts, advances and other liabilities of the Company’s largest creditor NYGG (Asia) Ltd. in the aggregate approximate amount of $16,000,000 into 80,844,730 shares of Common Stock (the “Debt Conversion”); and (v) conversion of the Company from a Nevada corporation to a Delaware corporation (the “Reincorporation”, and collectively with the Amendments, the Spin-Off, and the Debt Conversion, the “Actions”).

Pursuant to the Agreement and Plan of Share Exchange by and among the Company, Six Dimensions and the shareholders of Six Dimensions dated June 13, 2014 (“Exchange Agreement”), the Company agreed to obtain approval of the Amendments and the Reincorporation from a majority of the Company’s shareholders and to file the Amendments and consummate the Reincorporation as soon as practicable following the closing of the transactions contemplated by the Exchange Agreement. Pursuant to the terms of the Exchange Agreement, the Company will acquire Six Dimensions in exchange for the Exchange Shares issued to Six Dimensions shareholders in accordance with their pro rata ownership of Six Dimensions capital stock (the “Exchange”). As a result of the Exchange, Six Dimensions will become a wholly-owned subsidiary of the Company. A copy of the Exchange Agreement is attached as Exhibit C to the accompanying Information Statement. We expect that the Spin-Off and the Debt Conversion will occur immediately following the consummation of the Exchange, and that the other Actions will occur simultaneously with the consummation of the Exchange.

The Actions were approved by Mr. Terry McEwen, the sole member of our Board of Directors and holder of proxies constituting approximately sixty-one percent (61%) of the outstanding voting capital stock of the Company. This Information Statement has been prepared by our management.

“We,” “us,” “our,” the “Registrant,” “CleanTech” and the “Company” refers to CleanTech Innovations, Inc., a Nevada corporation.

THE AMENDMENTS AND OTHER ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE

COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENTS, OR THE OTHER ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE CHANGES THAT WILL OCCUR IF THE AMENDMENTS ARE COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENTS, THE OTHER ACTIONS AND THE BACKGROUND OF THESE TRANSACTIONS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple shareholders sharing an address unless we received contrary instructions from one or more of the shareholders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at c/o CleanTech Innovations, Inc., C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616. A shareholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Actions even though your vote is neither required nor requested for the Actions to become effective.

Q. Why am I not being asked to vote on the Amendments?

A. The holder of proxies comprising a majority of the issued and outstanding shares of Common Stock has already approved the Amendments pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q. Why am I not being asked to vote on the other Actions?

A. The adoption of the Exchange and the Debt Conversion has been approved by written consent of holders of a majority of the outstanding shares of Common Stock of the Company. Our sole Director unanimously voted, approved and recommended the adoption of the Exchange Agreement and determined that the Exchange and the other Actions are advisable to and in the best interests of the Company and its shareholders. Such approval is sufficient under Nevada law, and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q. What is the Exchange?

A. The transaction is by and among CleanTech Innovations, Inc. (the “Company”), Initial Koncepts, Inc., a California corporation doing business as “Six Dimensions” (“Six Dimensions”), and the shareholders of Six Dimensions (the “Six Dimensions Shareholders”) in accordance with a Securities Exchange Agreement (the “Exchange Agreement”) dated June 13, 2014, whereby the Company will acquire all of the issued and outstanding capital stock of Six Dimensions in exchange for 88,929,203 newly issued shares of the Company’s Common Stock (the “Exchange Shares”). Following the issuance of the Exchange Shares, Six Dimensions will become a wholly-owned subsidiary of the Company and Six Dimensions’ shareholders will own approximately fifty percent (50%) of the Company’s outstanding Common Stock. Accordingly, the Exchange will represent a change in control of the Company, although the Exchange will not be a “reverse merger”.

Q. Once the Exchange is completed, what will I receive?

A. Nothing. The Exchange Shares were issued solely to shareholders of Six Dimensions. However, the Company’s Board of Directors believes the Exchange is in the best interests of the Company and its shareholders.

Q. What will I receive if the Amendments are completed?

A. Nothing. The Company is increasing it authorized capital stock to issue the Exchange Shares and effectuating the Name Change to reflect the Company’s operations following the Exchange.

Q. What is the Reincorporation?

A. The Reincorporation will convert the Company from a Nevada corporation to a Delaware corporation.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS

This Information Statement contains or incorporates both historical and “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Any such forward-looking statements in this report reflect our and Six Dimension’s current views with respect to future events and financial performance and are subject to a variety of factors that could cause our actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements. There may be events in the future that cannot be accurately predicted or over which the Company has no control. Stockholders should be aware that the occurrence of the events described in this Information Statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transaction. Examples of these risks include, without limitation:

•	the risk factors disclosed in this Information Statement under “Risks” and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and

•	the risk that, even though the Company has incurred the costs and expenses related to the Exchange, the Exchange may not be completed.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements herein or in documents incorporated herein by reference speak only as of the date of this Information Statement or the applicable document incorporated herein by reference (or such earlier date as may be specified therein), as applicable, are based on current assumptions and expectations or assumptions and expectations as of the date of the document incorporated herein by reference, and are subject to the factors above, among other things, and involve risks, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not intend to, and do not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. For more information, see the section entitled “Where You Can Obtain More Information” beginning on page 41. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us, Six Dimensions, the combined company, the Exchange or any other matters, are expressly qualified in their entirety by the foregoing cautionary statements.

SUMMARY

The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire Information Statement, its annexes and the documents referred to in this information statement.

Unless we otherwise indicate or unless the context requires otherwise, all references in this information statement to “Company,” “CleanTech,” “Registrant,” “we,” “our” and “us” refer to CleanTech Innovations, Inc., a Nevada corporation.

ACTION 1. – THE AMENDMENTS

Required Approval of the Amendments

On June 12, 2014, our sole Director and the holder of shareholder proxies comprising approximately 61% of the Company’s Common Stock (the “Majority Shareholders”), approved the Amendments to the Company’s Articles of Incorporation. The Amendments were approved by written consent of the Majority Shareholders. Pursuant to the Nevada Revised Statutes, the Amendments are required to be approved by a majority of our shareholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our shareholders at a special shareholders’ meeting convened for the specific purpose of approving the Amendments. The Company’s voting securities consist of Common Stock. Each share of Common Stock is entitled to one vote per share on any matter requiring shareholder vote. Pursuant to the Nevada Revised Statutes and our by laws, our Board of Directors amended our By-laws to provide that our shareholders may act by the written consent of the holders of a majority of the voting power required to approve such action. A copy of the Amended and Restated Bylaws is attached as Exhibit B to this Information Statement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholders to approve the Amendments. The elimination of the need for a meeting of shareholders to approve this action is also made possible by Section 78.320 of the Nevada Revised Statutes, as may be amended, which provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

As of July 14, 2014, there were 8,327,607 issued and outstanding shares of our Common Stock.

The date on which this Information Statement was first sent to shareholders is on or about July     , 2014 (the “Mailing Date”). Inasmuch as we will have provided this Information Statement to our shareholders of record as of the record date of June 23, 2014 (the “Record Date”) no additional action will be undertaken pursuant to such written consent. Shareholders of record on the Record Date who did not consent to the Actions are not entitled to dissenter’s rights under Nevada law.

Reasons for the Amendments

Pursuant to the Exchange, the Company agreed to effectuate the Amendments in accordance with the Exchange. After careful consideration, our sole Director and Majority Shareholders (i) approved and declared advisable the Amendments and the other transactions contemplated by the Exchange, (ii) resolved that it was in the best interests of the Company’s shareholders that the Company enter into the Exchange and consummate the Exchange and the other transactions contemplated by the Exchange, (iii) directed that the Amendments be submitted for adoption by the Company’s shareholders and (iv) recommended to the Company’s shareholders that they adopt the Amendments and approve the Exchange and Debt Conversion. The adoption of the other Actions did not require the affirmative vote or written consent of a majority of the shareholders of the Company.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The change of the Company’s name to “6D Global Technologies, Inc.” will better reflect the Company’s business plan following its proposed acquisition of Six Dimensions, pursuant to the Exchange Agreement.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 66,666,667 TO 400,000,000

The Amendment authorizes the increase of the number of the Company’s authorized shares of Common Stock, par value $0.00001 per share, from 66,666,667 to 400,000,000. Pursuant to the Exchange Agreement,

we are required to issue 88,929,203 shares of Common Stock to Six Dimensions. In addition, in order to consummate the Debt Conversion, we are required to issue an additional 242,534,190 shares of common stock to NYGG (Asia) Ltd. in connection with the Debt Conversion. Our current authorized shares of Common Stock of 66,666,667 shares, less the 8,327,607 shares of Common Stock currently issued and outstanding, is insufficient to issue such shares. Our Board of Directors believes it is in the Company’s best interests and the best interests of our shareholders to increase the number of authorized shares of our Common Stock to allow for the issuance of shares of our Common Stock or other securities in connection with the Exchange and Debt Conversion, as well as such potential issuances and such other purposes as our Board of Directors determines.

The increase in the authorized number of shares of our Common Stock will permit our Board of Directors to consummate the Exchange and the Debt Conversion, and to issue additional shares of our Common Stock without further approval of our shareholders, and our Board of Directors does not intend to seek shareholder approval prior to any issuance of the authorized capital stock unless shareholder approval is required by applicable law or stock market or exchange requirements. Although from time to time we review various other transactions that could result in the issuance of shares of our Common Stock, we have not reviewed any other transactions to date.

Possible Anti-Takeover Effects.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device. The actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The purpose of the increase in authorized capital is to increase the number of shares available to consummate the Exchange and Debt Conversion and for future issuance. While the increase of our authorized capital stock could, under certain circumstances, have an anti-takeover effect, we do not have in place anti-takeover mechanisms or defenses which may have an anti-takeover effect. The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

The issuance of additional shares of our Common Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our Common Stock, and such issuance may not require shareholder approval. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our Common Stock may increase.

ACTION 2. – THE EXCHANGE

Explanatory Note Regarding the Exchange Agreement

The Exchange Agreement has been included to provide investors and our shareholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The Exchange Agreement contains representations and warranties of the Company and Six Dimensions, negotiated between the parties and made as of specific dates solely for purposes of the Exchange, including setting forth the respective rights of the parties with respect to their obligations to complete the Exchange. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Exchange Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Exchange Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Exchange, which subsequent information may or may not be fully reflected in the Company’s public disclosures. As a result, while investors are entitled to rely on disclosure in our publicly filed documents, no person should rely on the representations, warranties, covenants and agreements or any past descriptions thereof as characterizations of the current state of facts or condition of the Company, Six Dimensions or any of their respective subsidiaries or affiliates.

The foregoing descriptions of the Exchange Agreement and the exhibits thereto are qualified in their entirety by reference to the full text of the Exchange Agreement, which is attached as Exhibit C to this Information Statement, and which is incorporated in this Information Statement by reference. You are urged to read the entire Exchange Agreement.

Required Approval of the Exchange

Our sole Director determined that the Exchange and the other transactions contemplated by the Exchange Agreement are in the best interests of the shareholders of the Company. On June 12, 2014, our sole Director and Majority Shareholders approved the Exchange and Debt Conversion by written consent.

The Parties to the Exchange Agreement

CleanTech Innovations, Inc., a Nevada corporation, was incorporated as a for-profit company in the State of Nevada on May 9, 2006, under the name Everton Capital Corporation. On June 18, 2010, we changed our name to CleanTech Innovations, Inc. in connection with the acquisition of Creative Bellows Co, Ltd., a China based manufacturer of wind tower and other clean technology products.

Initial Koncepts, Inc., doing business as “Six Dimensions,” is a corporation that was organized under the laws of the State of California on February 9, 2004. Six Dimensions provides information technology (“IT”) and digital technology consulting services to the world’s leading enterprises during periods of critical change and growth. Combining proven top-tier professional talent, relevant and deep experience, and comprehensive capabilities across all industries, Six Dimensions solves and executes complex technology implementations, integrations, and upgrades to help organizations accelerate their time to digital success.

Background of the Exchange

The Board of Directors and senior management of the Company periodically review the Company’s long-term strategic plan with a goal of maximizing shareholder value. As part of the Company’s ongoing strategic planning process, the Board and its executive officers have regularly reviewed and evaluated the Company’s strategic direction and alternatives in light of the performance of its business and operations and market, economic, competitive and other conditions and developments.

Comment: In the preceding paragraph, it states that the company and its executive officers “periodically review the Company’s long-term strategic plan”. However, neither the Company nor any executive officers are mentioned as part of the decision making process. I think we need some facts linking the Company to the decisions prior to their approval on June 12th.

On April 8, 2014, a meeting was held among representatives of NYGG (Asia) Ltd. (“NYGG Asia”), the Company’s largest creditor, Six Dimensions and lawyers from Holland & Knight LLP (“Holland & Knight”), counsel to NYGG Asia. During the meeting, the parties discussed the possible merger of Six Dimensions with the Company. Six Dimensions was originally introduced to the Company by a mutual acquaintance of both Mr. Tejune Kang, Six Dimensions founder and Chief Executive Officer, and Mr. William Uchimoto of Stevens & Lee, the Company’s legal counsel.

Representatives of Six Dimensions noted that as a condition to any merger or similar transaction with the Company, they would require that the Company be debt-free at the time of the transaction. Representatives of NYGG Asia stated that they would consider forgiving certain indebtedness owed by the Company in exchange for equity in the Company. The parties also discussed that as a condition to any such transaction, the Company would spin-off all of its China-based operations, so that following any such transaction, the business of the Company would be that of Six Dimensions only. After the meeting, representatives of NYGG Asia reported the results of the discussion, through Mr. Uchimoto, to Mr. Terry McEwen, formerly the Chairman of the Company’s Audit Committee and now its Chairman of the Board and Chief Executive Officer.

On April 16, 2014, NYGG Asia and Six Dimensions signed a letter of intent, describing the principal terms of the Exchange.

On June 10, 2014, CleanTech engaged Holland & Knight as counsel to represent CleanTech in connection with the Exchange and other corporate matters.

On June 10, 2014, Kane Kessler, P.C. (“Kane Kessler”), counsel for Six Dimensions, provided a draft Exchange Agreement to Holland & Knight and the Company for review.

Between June 10 and June 13, 2014, multiple drafts of the Exchange Agreement were exchanged between Holland & Knight and Kane Kessler to finalize the terms of the transaction.

On June 12, 2014, our sole Director and the Majority Shareholders approved the Exchange and the other Actions.

On June 13, 2014, CleanTech and Six Dimensions executed the final Exchange Agreement. On June 17, 2014, CleanTech filed a Form 8-K with the SEC announcing the execution of the Exchange Agreement.

Background of the Spin-Off

This discussion of the Spin-Off of our wholly-owned Chinese subsidiary, Liaoning Creative Bellows Co., Ltd. (“Creative Bellows”) pursuant to the Divesture and Exchange Agreement (the “Divesture Agreement”) is qualified in its entirety by reference to the Company’s Current Report on Form 8-K filed June 16, 2014, and incorporated into this Information Statement by reference. You should read the entire Divesture Agreement and all exhibits thereto carefully, as they are the legal documents that govern the Spin-Off.

On June 11, 2014, the Company entered into the Divesture Agreement with certain of the Company’s controlling shareholders including Ping Chen, Shengfen Lin, Wenge Chen, Bei Lu and Dianfu Lu (collectively, the “Controlling Shareholders”). Bei Lu and Dianfu Lu were also officers and directors of the Company. The Controlling Shareholders collectively own 5,076,468 shares of our Common Stock (the “Controlling Shares”), or 61.0% of our issued and outstanding shares.

Pursuant to the Divesture Agreement, the Controlling Shareholders agreed to transfer all of the Controlling Shares to the Company in exchange for our transfer of our wholly-owned Chinese subsidiary, Creative Bellows, to the Controlling Shareholders or their designees. Creative Bellows wholly owns Lianoning Creative Wind Power Equipment Co., Ltd., a Chinese corporation which, together with Creative Bellows (the “China Subsidiaries”), represented all of our China-based business.

The Divesture Agreement is subject to various conditions, including that the Controlling Shares and our ownership interests in Creative Bellows (the “Subsidiary Interests”) be deposited into and held in escrow pursuant to the terms of a separately-executed Escrow Agreement (the “Escrow Agreement”). The release of the Controlling Shares and the Subsidiary Interests and consummation of the Exchange Agreement is further subject to the requirement that we promptly form a wholly-owned British Virgin Islands corporation (the “BVI Subsidiary”). Upon formation of the BVI Subsidiary, we are required to effectuate the transfer of the Subsidiary

Interests to the BVI Subsidiary, followed by our transfer of all of our ownership interest in the BVI Subsidiary to the Controlling Shareholders. With respect to the contemplated transfer of the Controlling Shares to the Company, each Controlling Shareholder has executed and delivered an irrevocable proxy to Mr. McEwen. As such, Mr. McEwen now has the authority to vote the Controlling Shares in his discretion. The Divesture Agreement is also subject to customary representations and warranties of the parties and provides for cross-indemnification in the case of certain liabilities to either party.

On June 11, 2014, in consideration of the Divesture Agreement and the related transactions, our largest creditor, NYGG Asia entered into a Forbearance and Waiver Agreement with the Company (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, NYGG Asia agreed to forbear from exercising certain of their respective rights and remedies related to our debt obligations to them and certain events of default thereunder. The forbearance period extends from June 11, 2014 until the first to occur of (i) September 10, 2014, (ii) the transfer of the Controlling Shares to the Company in exchange for the transfer of the Subsidiary Interests to the Controlling Shareholders and (iii) the termination of the Divesture Agreement. Upon the earlier to occur of (i) the occurrence of a forbearance default (which includes any failure by the Company to comply with and/or diligently pursue the transactions contemplated by the Divesture Agreement) or (ii) the expiration of the forbearance period, NYGG Asia’s agreement to forbear shall immediately terminate and NYGG Asia shall thereafter be entitled to exercise all of its rights and remedies with respect to the above-mentioned debt obligations.

Further to the Forbearance Agreement, NYGG Asia also agreed to unconditionally release each of the China Subsidiaries from all of their respective debt obligations to NYGG Asia. The terms of NYGG Asia’s release and waiver are set forth in a separately-executed Release and Waiver Agreement between NYGG Asia and each of the China Subsidiaries (the “Waiver Agreement”).

The foregoing descriptions of the Forbearance Agreement and the Waiver Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Forbearance Agreement and the Waiver Agreement, which are filed as Exhibits 10.3 and 10.4 to the Company’s Current Report on Form 8-K filed June 16, 2014 and are incorporated herein by reference.

As of the date of this Information Statement, the Controlling Shares, the Subsidiary Interests and the interests in the BVI Subsidiary are being held in escrow, and the Controlling Shareholders are the managers and beneficial owners of the China Subsidiaries. We expect that the Controlling Shares will be released to the Company, and the interests in the BVI Subsidiary will be released to the Controlling Shareholders, simultaneously with the consummation of the Exchange.

Reasons for the Spin-Off and Exchange

As part of the Company’s ongoing strategic planning process, our Board and executive officers have over time regularly reviewed and evaluated the Company’s strategic direction and alternatives in light of the performance of its business and operations and market, economic, competitive, and other conditions and developments. This strategic planning process resulted in our Board’s decision to enter into a series of transactions to effect the Spin-Off and Exchange.

In considering the Spin-Off and the Exchange, our Board determined that the poor financial performance of our China Subsidiaries, representing all of the operating assets of the Company, raised a substantial doubt as to whether the Company may continue as a going concern. In light of these conditions, our Board determined that operation of the China Subsidiaries may not be the best way to maximize the Company’s potential in the long term.

The Spin-Off was designed to provide the Company with flexibility for future corporate action, including but not limited to possible acquisitions of, or mergers with, other companies in various industries, financings, investment opportunities, stock splits, and dividends. The Spin-Off was supported by our largest creditor, NYGG

Asia, who, in connection with the Spin-Off, agreed to consummate the Debt Conversion in connection with the Exchange, which the Board believes will significantly improve the financial condition of the Company.

In evaluating a number of alternatives, our Board consulted with the Company’s management and legal and financial advisors, reviewed a significant amount of information, and considered a number of factors, including, among others, the following factors that our Board viewed as supporting its decision ultimately to approve the Spin-Off and the Exchange as being in the best interests of our stockholders:

•	the Company’s estimated near- and long-term operations and performance on an independent stand-alone basis;

•	the substantial risk that the Company would not be able to repay the approximately $16 million in interest and principal due to NYGG Asia;

•	the substantial additional financing that would be needed to achieve the desired performance and the risk that such additional financing may not be obtained on terms favorable to the Company or at all;

•	the competitive industry in which the Company operates, including the fact that many competitors have greater resources, financial and otherwise, than the Company has;

•	historical and current information concerning Six Dimensions’ business, technology, personnel, and management; its financial performance, condition, and prospects as presented by Six Dimensions to the Company’s Board, management team, and advisors and results of a due diligence investigation of Six Dimensions conducted by the Company’s management and advisors;

•	the process undertaken to explore strategic alternatives available to the Company to maximize stockholder value, and the review and assessment of the possible outcomes of such alternatives, including the possibility of remaining independent, combinations with other merger partners, the possibility of being acquired and the possibility of equity or debt being issued in public or private offerings;

•	the number of shares of the Company’s Common Stock to be issued to NYGG Asia and Six Dimensions’ stockholders pursuant to the Exchange Agreement and the fact that, following the completion of the Exchange, the Company’s indebtedness to NYGG Asia would be extinguished and NYGG Asia and the Company’s stockholders would participate in approximately 50% of the future growth and earnings of the Company following the Exchange; and

•	the fact that Mr. McEwen, our current director, will be a director of the Company after the Exchange.

The CleanTech Board also carefully considered and discussed a number of risks, uncertainties, and other countervailing factors in its deliberations regarding entering into the Exchange Agreement and consummating the Exchange, including, among others, the following:

•	the risk that the conditions to the Exchange will not be satisfied, including the condition that the Company maintains the continued listing of the Common Stock on the NASDAQ Capital Market or complete a private placement equity offering of the Common Stock at $0.90 per share with minimum aggregate proceeds of $3 million and maximum aggregate proceeds $5.1 million;

•	the risks and substantial costs, including public company costs, and the difficulty of obtaining additional financing on terms favorable to the Company, or at all, to cover such costs of the Company remaining a stand-alone publicly traded company instead of agreeing to a transaction with Six Dimensions;

•	the uncertainty of the trading price of the Company’s Common Stock after announcing the Exchange and after consummation of the Exchange;

•	the possibility that the anticipated benefits of the Exchange may not be realized or may be lower than expected;

•	the potential limitations on the Company’s operations due to pre-closing covenants in the Exchange Agreement;

•	the disruption that may be caused by failure to complete the Exchange;

•	the substantial fees and expenses incurred by the Company in connection with the Exchange, which will be incurred whether or not the Exchange is completed; and

•	other risks described in the sections of this Information Statement entitled “Risks” and “Forward-Looking Statements”.

The CleanTech Board believes that, overall, the potential benefits to our stockholders of the Exchange Agreement, and the transactions contemplated thereby, outweigh the risks and uncertainties.

Although this discussion of the information and factors considered by the Company’s Board is believed to include the material factors it considered, it is not intended to be exhaustive and may not include all of the factors considered by the Board. The Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that the Exchange Agreement and the transactions contemplated thereby are fair to, advisable, and in the best interests of the Company and its stockholders. The Company’s Board based its determination on the totality of the information presented to and factors considered by it.

The Effect of the Exchange

Pursuant to the terms of the Exchange, the Company will acquire Six Dimensions in exchange for an aggregate of 88,929,203 newly issued shares (the “Exchange Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) issued to Six Dimensions’ shareholders in accordance with their pro rata ownership of Six Dimensions equity. As a result of the Exchange, Six Dimensions will become a wholly-owned subsidiary of the Company. In addition, certain of our shareholders agreed to retire 5,076,468 shares of Common Stock (the “Contributed Shares”). Following the Exchange, the Company will have an aggregate of approximately 173,025,072 shares issued and outstanding.

The Company and Six Dimensions expect that the Exchange Shares will be issued in a transaction exempt from registration under the Securities Act of 1934 (the “Securities Act”) by reason of Section 4(2) of the Securities Act and/or Rule 505 of Regulation D promulgated by the SEC thereunder.

At the effective time of the Exchange, our Board of Directors will be reconstituted by the appointment of Tejune Kang as the Company’s Chairman and Chief Executive Officer; David Kaufman as an independent Director; Anubhav Saxena as an independent Director and Adam Hartung as an independent Director. Please see the Company’s Schedule 14f-1 filed on June 23, 2014, for information regarding these directors, which is hereby incorporated by reference. Upon consummation of the Exchange, the Registrant will adopt the business plan of Six Dimensions.

The parties will take the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

The Private Placement

As described above, Six Dimensions is not obligated to consummate the transactions contemplated by the Exchange Agreement unless Six Dimensions and the Company have in escrow for the benefit of the Company following the Exchange (the “Post-Exchange Company”) aggregate gross proceeds of not less than $3 million and not more than $5.1 million received pursuant to a private placement of our Common Stock at $0.90 per share, made solely to accredited investors in compliance with the exemption from registration provided by

Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D thereunder on terms satisfactory to Six Dimensions and the Company, and the conditions to closing such private placement are satisfied. We expect that the private placement, when consummated, will strengthen the Post-Exchange Company’s financial position and will give the Post-Exchange Company greater financial flexibility to execute its business plan as a NASDAQ-listed public company.

Assuming the private placement is consummated with the minimum aggregate gross proceeds of $3 million, the Company will issue approximately 3,333,334 shares of Common Stock to the purchasers thereunder. The issuance of shares of our Common Stock in accordance with the private placement would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. The stockholders do not have preemptive rights to subscribe for additional shares that may be issued by the Company in order to maintain their proportionate ownership of Common Stock. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

Pro Forma Ownership

Following the issuance of the Exchange Shares, the retirement of the Contributed Shares and the issuance of the shares in accordance with the Debt Conversion (the “Debt Conversion Shares”) but without giving effect to any shares issued in connection with the private placement, Six Dimensions’ shareholders will own approximately fifty percent (50%) of the Registrant’s outstanding Common Stock. Accordingly, the Exchange will represent a change in control. In addition, with respect to the Debt Conversion, assuming that NYGG Asia does not participate in the private placement contemplated by the Exchange Agreement, upon consummation of the Exchange and the issuance of the Debt Conversion Shares but without giving effect to any shares issued in connection with the private placement, NYGG Asia will be the beneficial owner of approximately 80,844,730 shares, or approximately 45%, of the Post-Exchange Company’s issued and outstanding common stock. If, and to the extent that NYGG Asia participates in the private placement, its ownership percentage of the common stock would change accordingly. As of July 14, 2014, there are 8,327,607 shares of Common Stock issued and outstanding. For financial accounting purposes, the Exchange will be treated as a recapitalization with Six Dimensions as the acquirer. Upon consummation of the Exchange, the Company will adopt the business plan of Six Dimensions.

Regulatory Approvals Required for the Exchange

Other than the approval by the Company’s Board of Directors and shareholders to enter into the Exchange Agreement, there are no material federal, state or foreign regulatory requirements, approvals or filings required for the completion of the Exchange that have not been obtained.

Additional Effects of the Exchange

Upon the completion of the Exchange, Six Dimensions will become a wholly owned subsidiary of the Company, and the Exchange Shares will represent approximately fifty percent (50%) of the total outstanding shares of Common Stock of the Company. The Company’s common stock is currently eligible for listing on the NASDAQ Stock Market under the stock symbol “CTEK”.

NASDAQ considers the Exchange described in this Information Statement to be a business combination with a non-NASDAQ entity and has required that a new listing application be submitted in connection with the Exchange. NASDAQ approval of such new listing application is a condition to Six Dimensions’ obligations under the Exchange Agreement. Although we believe that NASDAQ will approve the new listing application, it is possible that NASDAQ will deny the application.

If the Exchange were to proceed without NASDAQ approval, NASDAQ could issue the Company a delisting letter immediately after completion of the Exchange. If this were to occur, the post-Exchange Company would take all reasonable action in order to maintain the listing of its Common Stock on NASDAQ. However, there can be no assurance that the Company would be successful under such circumstances, and if the Company’s Common Stock were delisted from NASDAQ, stockholders may have difficulty converting their investments into cash effectively. As a result, under such circumstances, the relative price of the Company’s Common Stock may decline and/or fluctuate more than in the past.

Representations and Warranties

The Exchange Agreement contains a number of representations and warranties made by the Company and Six Dimensions. The statements embodied in those representations and warranties were made for purposes of the contract among the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. Certain representations and warranties were made as of the date of the Exchange Agreement (or other date specified in the Exchange Agreement) and may be subject to contractual standards of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk by the parties rather than establishing matters of fact. Accordingly, while investors are entitled to rely on disclosure in our publicly filed documents, you should not rely on the representations and warranties as characterizations of the current state of facts because they are qualified as described above, as information concerning the subject matter of the representations and warranties may have changed since the date of the Exchange Agreement, and these changes may or may not be fully reflected in our public disclosures. The Exchange Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Six Dimensions and the information that is contained in this Information Statement, as well as in the filings that the Company will make and have made with the SEC.

In the Exchange Agreement, the Company and Six Dimensions have made customary representations and warranties that are subject, in some cases, to specified exceptions and qualifications, to the Company and Six Dimensions, including representations relating to:

•	organization, good standing and authorization and qualification to do business;

•	capitalization, including the particular number of outstanding shares of common stock, stock options, warrants, convertible debt and other equity-based interests;

•	the accuracy of the Company’s organizational documents and information disclosed in the Exchange;

•	financial statements and internal accounting controls;

•	consents required in connection with the Exchange, other than specifically identified consents;

•	the absence of any violation or conflicts with any organizational documents, applicable law or certain contracts as a result of the Exchange;

•	the timely filing and furnishing of SEC reports;

•	the absence of undisclosed liabilities;

•	the absence of any changes in the conduct of the business;

•	the absence of investigations and legal proceedings;

•	material contracts;

•	absence of related party transactions;

•	tax matters;

•	title matters;

•	governmental permits and authorizations; and

•	permit and compliance with laws matters.

Certain of the representations and warranties of the Company and Six Dimensions will survive the completion of the Exchange.

Conditions to the Exchange

The Company’s and Six Dimensions’ obligations to complete the Exchange Agreement are subject to the satisfaction or waiver of the following conditions:

•	the Company’s and Six Dimensions’ representations and warranties in the Exchange Agreement being true and correct;

•	the Company’s and Six Dimensions’ performance in all material respects of their respective obligations required to be performed at or prior to the effective time of the Exchange, including the Company (i) maintaining the continued listing of its Common Stock on the NASDAQ Capital Market and (ii) completing a private placement equity offering of its Common Stock at $0.90 per share with minimum aggregate proceeds of $3 million and maximum aggregate proceeds $5.1 million;

•	the absence of litigation and material adverse effects on the Company and Six Dimensions;

•	the receipt of all required consents to the Exchange and the transactions contemplated by the Exchange;

•	the receipt of good standing certificates from the appropriate agencies of the Company and Six Dimensions; and

•	the approval by the Company’s Board of Directors and Majority Shareholder of the Name Change, Authorized Increase, Debt Conversion and Conversion

Termination of the Exchange Agreement

The Exchange Agreement may be terminated at any time prior to the closing of the Exchange by the Board of Directors of the Company or Six Dimensions upon failure to comply in any material respect with any of their covenants or agreements contained in the Exchange Agreement or if any of the representations or warranties of the breaching party contained therein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to the non-breaching party.

The Exchange Agreement may also be terminated at any time prior to the closing of the Exchange by the Board of Directors of the Company or Six Dimensions if: (i) there is any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; (ii) any of the transactions contemplated thereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) there shall have been any change after the date of the latest balance sheets of Six Dimensions and the Company, respectively, in the assets, properties, business, or financial condition of Six Dimensions and the Company, which could have a materially adverse effect on the value of the business of Six Dimensions and the Company, respectively, except any changes disclosed in the disclosure schedules to the Exchange Agreement, as the case may be. In the event of termination, no obligation, right, or liability will arise thereunder, and each party will bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of the Exchange Agreement and the transactions therein contemplated; (iv) the closing did not occur by September 30, 2014; or (v) if the Company shall not have provided responses satisfactory in Six Dimensions’ reasonable judgment to Six Dimensions’ request for due diligence materials.

Material United States Federal Income Tax Consequences of the Exchange to Our Shareholders

The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.

Risks

The Board of Directors identified and considered a variety of risks and other countervailing factors related to entering into the Exchange Agreement and the transactions contemplated by the Exchange Agreement (which are not intended to be exhaustive and are not in relative order of importance), including that, before the closing of the Exchange, there were no assurances that all conditions to the parties’ obligations to complete the Exchange would be satisfied or waived, and, as a result, it was possible that the Exchange may not have been completed.

The foregoing discussion of the factors considered by the Board of Directors of the Company is not intended to be exhaustive, but does set forth the material factors considered by the Board of Directors.

Interests of Directors and Officers in the Exchange

You should be aware that our sole Director who approved the Exchange Agreement and the related transactions, Terry McEwen, is also our Chief Executive Officer as well as the holder of proxies constituting a majority of our issued and outstanding shares. We are not aware of any reason that Mr. McEwen would have any interests, either directly or indirectly, in the Exchange that would be different from, or in addition to, your interests as a shareholder and that may present actual or potential conflicts of interest.

Director and Officer Exculpation, Indemnification

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future may become, subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 shareholders, at least 100 of whom are shareholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such shareholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested shareholders” for three years after the “interested shareholder” first becomes an “interested shareholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested shareholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if such parties cannot obtain the approval of our Board of Directors.

ACTION 3. – REINCORPORATION OF THE COMPANY FROM NEVADA TO DELAWARE

The Board of Directors has determined that it will be in the best interest of the shareholders to reincorporate the Company from Nevada to Delaware (the “Reincorporation”). The Company intends to effect the Reincorporation by converting into a Delaware corporation in compliance with the Delaware General Corporation Law (“DGCL”) and the Nevada Revised Statutes (“NRS”) pursuant to the Certificate of Conversion and Plan of Conversion, copies of which are attached as Appendix I and Appendix J to this Information Statement, respectively.

The Company, after giving effect to the Reincorporation, is herein referred to as “6D Delaware.” All references to the Reincorporation are qualified by and subject to the more complete information set forth in the Plan of Conversion.

The Plan of Conversion

The Company intends to effect the Reincorporation pursuant to the Plan of Conversion. The Plan of Conversion provides that the Company will convert into a Delaware corporation, with all of the assets, rights, privileges and powers of the Company, and all property owned by the Company, all debts due to the Company, as well as all other causes of action belonging to the Company, remaining vested in 6D Delaware. The Company would remain as the same entity following the conversion with the same federal tax identification number.

At the Effective Time (as the term is defined below) of the Reincorporation, the Company will be governed by the Delaware Certificate of Incorporation, the bylaws of 6D Delaware (the “Delaware Bylaws”) and the DGCL.

The individuals serving as directors of the Company immediately prior to the Reincorporation will be the directors of 6D Delaware, and will continue to serve as directors of 6D Delaware following the Reincorporation. Additionally, the individuals serving as executive officers of the Company immediately prior to the Reincorporation will continue to serve as executive officers of 6D Delaware, without a change in title or responsibilities.

Each outstanding share of the Company’s Common Stock will automatically be converted into one share of Common Stock of the resulting Delaware corporation. Any other employee benefit arrangements of the Company including, but not limited to, any equity incentive plans with respect to any issued unvested restricted stock, will, by operation of law, be assumed by the resulting Delaware corporation upon the terms and subject to the conditions specified in such plans.

Certificates currently issued for shares in the Company will automatically represent shares in 6D Delaware, the resulting Delaware corporation, upon completion of the Reincorporation, and shareholders will not be required to exchange stock certificates as a result of the Reincorporation.

Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of the Company’s current employees, including management. The consolidated financial condition and results of operations of the Company immediately after consummation of the Reincorporation will be the same as those of the Company immediately prior to the consummation of the Reincorporation. In addition, the Reincorporation will not affect any of the Company’s material contracts with any third parties and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company as a Delaware corporation.

The Reincorporation will become effective upon the filing of, and at the date and time specified in (if applicable), the Certificate of Conversion and Plan of Conversion filed with the Secretary of State of Nevada and the State of Delaware Certificate of Conversion from a Non-Delaware Corporation to a Delaware Corporation pursuant to Section 265 of the DGCL filed with the Secretary of State of Delaware, in each case upon acceptance thereof by the Nevada Secretary of State and the Delaware Secretary of State (the “Effective Time”).

Our Board of Directors believes that the Reincorporation will, among other things:

•	Relocate our jurisdiction of organization to one that has a body of law more familiar to our officers, our employees, our board of directors, many of our shareholders and potential investors;

•	Provide legal, administrative and other similar efficiencies, as well as provide a basis for further efficiencies in the event we undertake to simplify our overall corporate structure; and

•	Reduce our exposure to the potential consequences of certain types of punitive or potentially adverse tax legislation that have been proposed from time to time.

6D Delaware Certificate of Incorporation and Bylaws

Approval by shareholders of the Reincorporation will automatically result in the adoption of all the provisions set forth in the 6D Delaware Certificate of Incorporation and the 6D Delaware Bylaws. A copy of the 6D Delaware Certificate of Incorporation is attached as Appendix G to this Information Statement and a copy of the 6D Delaware Bylaws is attached as Appendix H to this Information Statement.

Summary of the Differences of the Corporate Laws of Nevada and Delaware

The Company has decided to reincorporate as management and believes that the corporate law of the State of Delaware will be more beneficial to the operation of the business of the Company and will enable the Company to more efficiently pursue it business opportunities. As the Company plans for the future, the Board of Directors believes that it is essential to be able to draw upon well-established principles of corporate governance in making legal and business decisions. The predictability of Delaware corporate law provides a reliable foundation on which our governance decisions can be based. We believe that the shareholders will benefit from the Reincorporation into the State of Delaware.

The following is a summary of the major substantive difference between the corporation laws of the State of Nevada and the State of Delaware.

Nevada Business Combination Statute

Nevada law prohibits certain business combinations between a Nevada corporation and an interested stockholder for three years after such person becomes an interested stockholder. Generally, an interested stockholder is a holder who is the beneficial owner of 10% or more of the voting power of a corporation’s outstanding stock and at any time within three years immediately before the date in question was the beneficial owner of 10% or more of the then outstanding stock of the corporation. After the three year period, business combinations remain prohibited unless they are (a) approved by the board of directors prior to the date that the person first became an interested stockholder or a majority of the outstanding voting power not beneficially owned by the interested party, or (b) the interested stockholder satisfies certain fair-value requirements. An interested stockholder is (i) a person that beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) an affiliate or associate of the corporation who, at any time within the past three years, was an interested stockholder of the corporation.

The DGCL prohibits certain transactions between a Delaware corporation and an “interested shareholder,” which is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of a Delaware corporation. This provision prohibits certain business combinations (including mergers, consolidations, sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets of a company or the outstanding stock of a company, and certain transactions that would result in the issuance or transfer of stock of a company, increase the interested shareholder’s proportionate share of ownership in a company or grant the interested shareholder disproportionate financial benefits) between an interested shareholder and a company for a period of three years after the date the interested shareholder acquired its stock, unless: (i) the business combination or the transaction in which the shareholder became an interested shareholder is approved by that company’s board of directors prior to the date the interested shareholder becomes an interested shareholder; (ii) the interested shareholder acquired at least 85% of the voting stock of that company in the transaction in which it became an interested shareholder; or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested shareholders at an annual or special meeting.

Comparison to Delaware Statutes

Under the DGCL, shareholders owning 15% of the voting stock of a company (or in certain cases an even smaller percentage) might be able to block certain transactions which is a smaller percentage than is currently the case under Nevada law. The application of either statute could make more difficult or discourage a tender offer or the completion of a “second step” merger by a holder of a substantial block of a company’s voting stock, irrespective of whether such action might be perceived by shareholders holding a majority of the voting stock to be beneficial to a company and its shareholders.

The application of the DGCL could adversely affect the ability of shareholders to benefit from certain transactions which are opposed by the board or by shareholders owning 15% of the voting stock of a company, even if the price offered in those transactions represents a premium over the then-current market price of a company’s voting stock, to the extent that a market for that stock then exists. To the extent that a board’s disapproval of a proposed transaction discourages establishment of a controlling stock interest, the position of such board and the company’s management may be strengthened, thereby assisting those persons in retaining their positions.

Nevertheless, the Board of Directors believes that, on balance, becoming subject to the provisions of the DGCL will be in the best interest of the Company and its shareholders and should deter surprise tender offers or other sudden purchases of a substantial number of outstanding shares. Frequently, such tender offers or other share purchases have been followed by a merger or other form of complete acquisition of the target company by the purchaser without any negotiations with the target company’s board of directors. Such a “second step” business combination automatically eliminates minority interests in the target company, often for less valuable consideration per share than was paid in the purchaser’s original tender offer or market purchases. In other instances, a purchaser has used its controlling interest to affect other transactions having an adverse impact on the target company and its shareholders.

Sales, Leases, Exchanges or Other Dispositions

A Nevada corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary.

A Delaware corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the articles of incorporation provide to the contrary.

Appraisal Rights

Under Nevada law, shareholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Nevada corporation is listed on a national securities exchange or if such stock is held of records by more than 2,000 shareholders. Further, no appraisal rights are available for any shares of stock of the corporation surviving a merger if:

(1) the agreement does not amend the certificate of incorporation of the surviving corporation;

(2) each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

(3) the increase in the outstanding shares as a result of the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately prior to the merger.

Shareholders of a Nevada corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Nevada law in the circumstances described above, shareholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

(1) shares of stock;

(A)	of the surviving corporation; or

(B)	of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Otherwise, shareholders of a Nevada corporation have appraisal rights in consolidations and mergers.

Under Delaware law, shareholders have no appraisal rights in the event of a merger or consolidation of the corporation if the stock of the Delaware corporation is listed on a national securities exchange or if such stock is held of records by more than 2,000 shareholders. Further, no appraisal rights are available for any shares of stock of the corporation surviving a merger if:

(1) the agreement does not amend the certificate of incorporation of the surviving corporation;

(2) each share of stock of the surviving corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and

(3) the increase in the outstanding shares as a result of the merger does not exceed twenty percent (20%) of the shares of the surviving corporation outstanding immediately prior to the merger.

Shareholders of a Delaware corporation have no appraisal rights in a merger between that parent corporation and a subsidiary corporation wholly owned by that parent corporation. Even if appraisal rights would not otherwise be available under Delaware law in the circumstances described above, shareholders would still have appraisal rights if they are required by the terms of the agreement of merger and consolidation to accept for their stock anything other than:

(1) shares of stock;

(A)	of the surviving corporation; or

(B)	of any other corporation which shares at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders;

(2) cash in lieu of fractional shares; or

(3) a combination of such shares and such cash.

Otherwise, shareholders of a Delaware corporation have appraisal rights in consolidations and mergers.

Under Delaware law, any corporation may provide in its certificate of incorporation that appraisal rights will also be available as a result of an amendment to its certificate of incorporation, any merger or consolidation involving such corporation, or the sale of all or substantially all of the assets of the corporation.

Right to Call Meetings

Under Nevada law, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call annual and special meetings of the stockholders and directors.

Delaware law provides that special meetings of the shareholders may be called by the board of directors or such other persons as are authorized in the certificate of incorporation or bylaws.

Voting by Proxy

Under Nevada law, a shareholder may authorize another person or persons to act for such shareholder by proxy. Under Nevada law, a proxy is only valid for eleven months from its date unless otherwise provided in the proxy.

Under Delaware law, a shareholder may authorize another person or persons to act for such shareholder by proxy. Under Delaware law, a proxy is valid for three years from its date unless otherwise provided in the proxy.

Shareholder Consent to Action Without a Meeting

Under Nevada law, unless otherwise provided in the certificate of incorporation, any action that can be taken at such meeting can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Under Delaware law, unless otherwise provided in the articles of incorporation, any action that can be taken at such meeting can be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

Procedures for Filling Vacant Directorships

Under Nevada law, unless the articles of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Amendments

Nevada law provides that amendments to the articles of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the articles of incorporation provide for a greater number.

Delaware law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation’s stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number.

Bylaw Amendments

Under Nevada law, the board of directors may amend, repeal or adopt a corporation’s bylaws unless the articles of incorporation reserve this power exclusively to the shareholders, or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the board of directors may not amend, readopt or repeal that bylaw.

Under Delaware law, the right to amend, repeal or adopt the bylaws is permitted to the shareholders of the corporation entitled to vote and, if the corporation’s certificate of incorporation so provides, the corporation’s board of directors.

Distributions and Dividends

Under Nevada law, except as otherwise provided in the articles of incorporation, a board of directors may authorize and the corporation may make distributions to its stockholders, including distributions on shares that are partially paid. However, no distribution may be made if, after giving effect to such distribution: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Under Delaware law, a corporation may, subject to any restrictions contained in its certificate of incorporation, pay dividends out of surplus and, if there is not surplus, out of net profits for the current and/or the preceding fiscal year, unless the capital of the corporation is less than the capital represented by issued and outstanding stock having preferences on asset distributions.

Stock Redemption and Repurchase

As noted above, under Nevada law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases.

Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital, shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares are to be retired and the capital reduced.

Removal of Directors

Nevada law provides that the any director may be removed, with or without cause, from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. With respect to corporations that elect directors with cumulative voting, any director or directors who constitute fewer than all of the directors may not be removed except upon vote of the stockholders owning sufficient shares to prevent each director’s election at the time of removal.

Under Delaware law, a majority of shareholders then entitled to vote at an election of directors may remove a director with or without cause except: (i) if the board of directors of a Delaware corporation is classified (i.e., elected for staggered terms), in which case a director may only be removed for cause, unless the corporation’s certificate of incorporation provides otherwise; and (ii) in the case of a corporation which possesses cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is apart.

Indemnification of Directors and Officers

Nevada and Delaware law have similar provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reincorporation is approved, the indemnification provisions of Delaware law will not apply to any act or omission that occurs before the effective date of the Reincorporation. The following is a summary comparison of the indemnification provisions of Nevada and Delaware law:

Nevada law permits a corporation to indemnify a director or former director, against judgments and expenses reasonably and actually incurred by the person in connection with a proceeding if the person (i) acted in good faith, (ii) reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests, and otherwise, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. If, however, the person is found liable to the corporation, or is found liable on the basis he received an improper personal benefit, then indemnification under Nevada law is limited to the reimbursement of reasonable expenses actually incurred and no indemnification will be available if the person is found liable for (i) willful or intentional misconduct in the performance of the person’s duty to the corporation, (ii) breach of the person’s duty of loyalty owed to the enterprise, or (iii) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Delaware law permits a corporation to indemnify directors, officers, employees, or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent may be a party, provided such a director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil, administrative or investigative proceeding, that his conduct was in or not opposed to the best interests of the corporation, or (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for expenses actually and reasonably incurred in connection with such suit (a) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) if such person is found liable to the corporation, only if ordered by a court of law. Section 145 of the DGCL provides that such section is not exclusive of any other indemnification rights, which may be granted by a corporation to its directors, officers, employees or agents.

Mandatory Indemnification

Nevada law requires indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

Delaware law requires indemnification for expenses actually and reasonably incurred with respect to any claim, issue or matter on which the director is successful on the merits or otherwise, in the defense of the proceeding.

Limited Liability of Directors

Under Nevada law, unless the articles of incorporation or an amendment thereto (filed on or after October 1, 2003) provides for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Delaware law similarly permits the adoption of a provision in the certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. Delaware law does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) failing to act in good faith; (iii) engaging in intentional misconduct or a knowing violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) declaring an illegal dividend or approving an illegal stock purchase or redemption.

Standard of Care

The standard of care required under Nevada and Delaware law is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act as would a reasonably prudent person in the conduct of such person’s own affairs.

Certain United States Federal Income Tax Consequences of the Reincorporation

The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to the Company’s shareholders. This summary is based upon current provisions of the Internal Revenue Code (the “IRC”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a shareholder of the Company that is a “U.S. person,” defined to include:

•	a citizen or resident of the United States; a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia); and a domestic partnership;

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if either (A) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (B) the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; or

•	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of Common Stock other than a “U.S. person” as so defined is, for purposes of this discussion, a “non-U.S. person.” If a partnership holds Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Common Stock, you should consult your tax advisor.

This summary assumes that holders of Common Stock hold their shares of Common Stock as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

•	who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non- U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the IRC;

•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	who hold their shares as qualified small business stock within the meaning of Section 1202 of the IRC; or

•	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation. Accordingly, holders of Common Stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

The Company believes that the Reincorporation of the Company from Nevada to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the IRC, which involves a reorganization that is a mere change in identity, form, or place of organization of a corporation. Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC and subject to the qualifications and assumptions described in this information statement: (i) holders of Common Stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of the 6D Delaware common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of the Common Stock converted therefor, and (iii) the holding period of the shares of the resulting 6D Delaware Common Stock received in the Reincorporation will include the holding period of the shares of the Common Stock converted therefor.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

Securities Act Consequences

At the Effective Time, 6D Delaware will be a publicly held company and will be eligible for quotation on the NASDAQ and will have the same periodic reporting obligations and make the same information available to its shareholders as the Company has in the past. The shares of 6D Delaware to be issued upon conversion of the shares of CleanTech, if any, are not being registered under the Securities Act in reliance upon an exemption with respect to a conversion which has as its sole purpose a change in the domicile of the corporation. Shareholders whose stock in the Company is freely tradable before the Reincorporation will own freely tradable shares of 6D Delaware. Shareholders holding restricted securities of 6D Delaware will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, the shareholders will be deemed to have acquired their shares in 6D Delaware on the date they acquired their shares in the Company. In summary, 6D Delaware and its shareholders will be in the same respective positions under the Federal securities laws after the Effective Time of the Reincorporation as were the Company and its shareholders prior to the Effective Time of the Reincorporation.

Accounting Consequences

We believe that there will be no material accounting consequences for us resulting from the Reincorporation because there is no change in the entity as a result of the Reincorporation. Accordingly, the historical consolidated financial statements of the Company, which previously have been reported to the SEC on Forms 10-K and 10-Q, among others, as of and for all periods through the date of this Information Statement, will be treated as the financial statements of 6D Delaware.

Regulatory Approval

To the Company’s knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the Reincorporation will be the filing of the certificate of conversion with the Secretary of State of Nevada and the filing of the application for transfer of jurisdiction, with the necessary attachments, with the Secretary of State of Delaware.

Appraisal Rights of Dissenting Shareholders

The Reincorporation will not create dissenters’ rights under the NRS. The Company will not independently provide shareholders with any dissenters’ rights.

SUMMARY OF ACTIONS BY THE BOARD OF DIRECTORS

AND

CONSENTING SHAREHOLDERS

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the recommendation and approval by the Company’s Board of Directors and the written consent of the Company’s shareholders.

AMENDMENT TO THE CERTIFICATE OF AMENDMENT OF THE ARTICLES OF

INCORPORATION

On June 12, 2014, our Board of Directors, believing it to be in the best interests of the Company and its shareholders approved, and recommended that the shareholders of the Company approve the Amendments, the Exchange and the Debt Conversion. The Amendments are reflected in the Form of Amendment to the Certificate of Amendment of the Articles of Incorporation, which is attached hereto as Exhibit A, and incorporated herein by reference.

Authorization of Name Change

On June 12, 2014, our Board of Directors adopted a resolution declaring it advisable to amend our Articles of Incorporation to effect the Name Change. Our Board of Directors further directed that the Certificate of Amendment of the Articles of Incorporation be submitted for consideration by our shareholders. By written consent, dated as of June 12, 2014, the Board of Directors and the shareholders approved and adopted resolutions to amend the Company’s Articles of Incorporation to reflect the Name Change.

Authorization of Increase in Number of Common Stock

On June 12, 2014, our Board of Directors adopted a resolution declaring it advisable to amend our Articles of Incorporation to effect the Authorized Share Increase. Our Board of Directors further directed that the Certificate of Amendment of the Articles of Incorporation be submitted for consideration by our shareholders. By written consent, dated as of June 12, 2014, the Board of Directors and the shareholders approved and adopted resolutions to amend the Company’s Articles of Incorporation to reflect the Authorized Share Increase.

Effective Time of the Amendments

Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires us to distribute the final Information Statement at least twenty (20) days prior to the date that the actions are to be taken. A copy of the Certificate of Amendment of the Articles of Incorporation is attached to this Information Statement as Appendix A.

No Appraisal Rights for the Amendments

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide shareholders with any such right.

Authorization of the Exchange and Debt Conversion

Our Common Stock is listed on the Nasdaq Capital Market and, therefore, we are subject to the Nasdaq Marketplace Rules. Under Nasdaq Marketplace Rule 5635(d) (which we refer to in this Information Statement as the “20% Rule”), stockholder approval is required for an issuance or potential issuance of our Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of our Common Stock outstanding or 20% or more of the voting power outstanding before such issuance for a price less than the greater of book or market value of our Common Stock at the time of such issuance. As the amount of our Common Stock that will be issued pursuant to the Exchange and Debt Conversion exceeds 20% of our Common Stock outstanding before such issuance, these Actions required the approval of our shareholders. This approval was obtained by written consent, dated as of June 12, 2014, pursuant to which the Board of Directors and the shareholders each approved the Exchange and the Debt Conversion.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares. The Company’s Articles of Incorporation authorizes the issuance of 66,666,667 shares of Common Stock, $0.00001 par value per share, of which 8,327,607 shares were outstanding on July 14, 2014 and 173,025,072 shares of Common Stock will be issued and outstanding following the Exchange and the retirement of the Majority Shareholders 5,076,468 shares of Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its Common Stock is Interwest Stock Transfer and Trust Company, Salt Lake City, Utah.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of July 14, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown and the officers, directors and shareholders can be reached at our principal offices at c/o CleanTech Innovations, Inc., C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616:

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock # (2)
Directors and Officers	Terry McEwen(3)	5,076,468	61.0%
Holders of more than 5% of our Common Stock	Bei Lu, former Chairman and Chief Executive Officer(4)(5)	3,125,116	37.53%
	Dianfu Lu, former Director(5)(6)	705,897	8.48%
	Wenge Chen(5)(7)	705,897	8.48%

(1)	As disclosed on the Company’s Current Report on Form 8-K filed on July 3, 2014, the Company effected a reverse stock split on July 14, 2014, whereby holders of the Company’s Common Stock were deemed to hold one (1) post-split share of the Company’s Common Stock for every three (3) shares of the Company’s issued and outstanding Common Stock held immediately prior to the split.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this Information Statement, are deemed outstanding for computing the percentage ownership of the shareholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other shareholder. Unless otherwise indicated in the footnotes to this table, we believe shareholders named in the table have sole voting and sole investment power with respect to the shares set forth opposite such shareholder’s name. Percentage of ownership is based on 8,327,607 shares of common stock outstanding as of July 14, 2014.
(3)	On June 11, 2014, the Controlling Shareholders each executed and delivered an irrevocable proxy to Mr. McEwen, pursuant to which Mr. McEwen has the authority to vote the Controlling Shares in his discretion. However, Mr. McEwen does not, and will not, obtain dispositive power with respect to the Controlling Shares. The foregoing information and the information in this Footnote (3) was derived from a Schedule 13D filed on July 10, 2014.
(4)	Resigned as director on June 11, 2014.
(5)	Pursuant to an irrevocable proxy dated June 11, 2014, Mr. McEwen holds the power to vote these shares at his sole discretion.
(6)	Resigned as director on June 11, 2014.
(7)	Wenge Chen was our Vice President of Marketing until June 11, 2014.

INFORMATION ABOUT SIX DIMENSIONS

BUSINESS

Corporate History and Background

Six Dimensions was incorporated in the State of California as Initial Koncepts, Inc. on February 9, 2004 and is registered to do business as Six Dimensions in every state in which it is required to so do. Pursuant to the Exchange Agreement and prior to the consummation of the Exchange, Six Dimensions will convert into a Nevada corporation named “Six Dimensions, Inc.”

With offices in Ohio, New York and California, Six Dimensions has grown quickly from a Silicon Valley-based innovative and entrepreneurial venture into a reputable and award-winning technology services provider that counts many of the largest U.S.-based technology companies, Fortune 500 companies and universities, among other institutions, as its clients. From enterprise software upgrades to complete implementation, Six Dimensions offers multi-faceted and deep domain technology expertise across the widest range of markets and programming languages, earning Six Dimensions and its senior management numerous accolades by industry observers and its peers.

Six Dimensions has won many industry accolades awards and accolades for business growth and job creation in America. These awards and accolades include being listed as one of Inc. Magazine’s America’s Fastest Growing Companies, Inc. Magazine’s Hire Power Awards – Creating American Jobs (ranked #8, US by Company Size), SmartCEO Future 50, Voltage – Leader in Technology 2014, and San Francisco Business Journal’s Fastest Growing Companies (ranked #29), among others.

Business Strategy

Six Dimensions offers holistic information technology (“IT”) solutions for almost every aspect of its clients’ operations from supply chain, to analytics, to content management, and information security, while delivering top performing people with skills and experience in the key digital technology areas that enterprises need during critical changes and growth. Six Dimensions’ business units provide B2B IT solutions in the form of professional services and managed services. Six Dimensions’ present portfolio of service offerings includes:

Mobile Application Development	Six Dimensions provides the complete range of emergent and highly consistent mobility solutions that empower organizations and help them deliver on their value promises and stay ahead of the competition. Six Dimensions has experience, tools, and processes that guide reliable, secured, and robust mobile app development.

Digital & Content Management Systems	Six Dimensions is certified and specialized in leading WCM platforms such as Adobe AEM / Day CQ5, ADEP, Teamsite, Drupal, WordPress, and Hybris. Six Dimensions supports client website initiatives with services ranging from staff augmentation to full-scale project ownership.

Big Data & Analytics	Six Dimensions leads projects for clients who are implementing Oracle Business Intelligence Enterprise Edition (OBIEE) and other leading BI/DW technologies such as Informatica, Cognos, Hyperion, IBM DataStage and others.

Enterprise Resource Planning	Users of leading enterprise management systems, or ERP, such as Oracle EBS, PeopleSoft, JD Edwards, and SAP rely on Six Dimensions to provide technical and subject matter experts for the success of their critical implementation and upgrade projects. Six Dimensions’ vast network of ERP practitioners provide the troubleshooting and customization expertise needed by industry to enhance and extend the lifecycles of these important legacy systems.

Information Security	Six Dimensions helps solve the cyber security risks that organizations face while protecting their valuable business assets with services such as Risk Assessment and Gap Analysis, Secure Software Development Life Cycle (SSLDC) consulting and training, Security Solution Evaluation and Selection, Security Information Event Management (SIEM), and Incident Response. Organizations that do not have a Chief Information Security Officer can subscribe to Six Dimensions’ virtual CISO service to build their Information Security Management Program.

Healthcare IT	From initial implementation and training through ongoing support and optimization, Six Dimensions’ approach to helping physician groups, hospitals, and integrated healthcare organizations adopt Electronic Medical Records technology is process focused and IT-rooted. Six Dimensions specializes in leading products including EPIC, McKesson, Cerner, Allscripts, and Siemens.

IT Infrastructure Staffing	Six Dimensions provides IT infrastructure staffing, with the right IT expert at the right time during change or growth.

ADDRESSABLE MARKET AND CLIENTS

Six Dimensions began as an IT consultancy serving the enterprise management systems, or ERP, market – specializing primarily in the market-leading software applications vendor at that time, PeopleSoft. Six Dimensions have since evolved into new focus areas, particularly since 2012, increasing the breadth of its offerings to include other essential information technology needs of today’s enterprises. Each new practice Six Dimensions has launched is in a growing or emerging technology sector.

Six Dimensions’ market today includes predominantly mid-sized to Fortune 500 commercial, nonprofit and public sector enterprises across virtually all industry verticals, including, but not limited to, healthcare, consumer, education, government, manufacturing, and high tech. Because organizations in virtually every sector of the economy perform or need the functions Six Dimensions supports, it pursues opportunities across nearly all sectors and tends not to focus on niche markets.

MULTI-FACETED GROWTH STRATEGY

Six Dimensions’ five-year strategy is to significantly expand its client base in each of its present focus areas and markets. Six Dimensions intends to do this by leveraging its track record of successful engagements to acquire new clients and win repeat projects with its past and current clients. At the same time, Six Dimensions intends to expand its offerings with new services capabilities and software products that produce significant value for its clients and grow the Six Dimensions brand.

Six Dimensions multi-faceted product strategy includes:

•	Developing products in-house.

•	Becoming a value-added reseller (VAR) for other companies’ products.

•	Acquiring products to own and sell under our brand.

•	Acquiring companies or business units along with their synergistic product lines.

Six Dimensions believes that software products will become a primary revenue source over time and expects that its growing portfolio of software products will also generate profitable demand for associated maintenance, support, implementation, consulting, and education services that Six Dimensions, and possibly a channel of licensees and VARs, can provide.

Six Dimensions hopes to create innovative software products and also acquire rights to, or ownership of, exciting new products developed by other companies. 6D Labs is a new suite of services developed by Six Dimensions for providing clients with services they need by leveraging a wide pool of experienced Adobe CQ5 Professionals to providing flexible consulting and support. 6D Labs personnel specialize in providing:

Adobe CQ5 Application Support

Adobe CQ5 Server Support

Adobe CQ5 Component Development

Adobe CQ5 Template Development

Adobe CQ5 Architectural Consulting

Support and personnel are provided in an on-demand basis and can be provided for any demand or volume of work. Unlike traditional project work, where clients may pay for significant overhead and be bound to a rigid contract, 6D Labs can provide clients with simple staff augmentation. Additionally, 6D Labs can provide Project Management, requirements gathering and business analysis and testing. 6D Labs is a division within Six Dimensions, and is not a separate entity or business segment.

Six Dimensions’ operating strategy also entails acquiring compelling and profitable small-to-mid-size agencies with an impressive portfolio or building its own digital agency by hiring the best talent in disciplines such as web design / web development, search engine marketing, internet advertising, e-business/e-commerce consulting, and specialized advertising and marketing services for the digital space (Internet, kiosks, CD-ROMs, DVDs, and lifestyle devices such as iPod, tablets, and mobile devices).

MANAGEMENT

Tejune Kang, 38, Founder and Chief Executive Officer

Mr. Kang is an American technology executive with more than 16 years of experience leading global enterprise technology application implementations. Mr. Kang has been Six Dimensions’ Chief Executive Officer since founding Six Dimensions in 2004. An innovative technology entrepreneur born in the Silicon Valley, California, he is instrumental to the continued growth of Six Dimensions. Before launching Six Dimensions, Mr. Kang was a principal of Kang Management Group, a commercial real estate developer in Nevada, until 2009 when it was closed down due to the global financial crisis that negatively affected the real estate markets in the West Coast. In early 2010, Mr. Kang filed a bankruptcy petition under Chapter 7 of Title 11 of the United States Code in connection with his personal guarantee of land projects and the inability to refinance related indebtedness. Since then, Mr. Kang has devoted his full time to growing Six Dimensions. Prior to Kang Management Group, Mr. Kang was an engineer for over 16 years with PeopleSoft (now Oracle Corporation), a multinational and multibillion dollar technology company. While at PeopleSoft, Mr. Kang managed some of the most complex Human Resources, Financial, Supply Chain, and Enterprise Performance Management software implementations for Fortune 500 companies including Boeing, Apple, AT&T, HP and many others. Mr. Kang’s multi-faceted entrepreneurial background and opinion leadership has led to frequent interviews regarding the future of technology, business growth, and hiring insight with many publications. Mr. Kang is an active member of Inc. Business Owners Council (IBOC), Vistage, Entrepreneurs’ Organization (EO), Alliance of CEOs, National Association of Asian American Professionals (NAAAP), Massachusetts Institute of Technology (MIT) Key Executive Program, Goldman Sachs 10,000 Small Businesses Program and UBS Elevating Entrepreneur’s Small Business Mentoring Program. Mr. Kang graduated from The University of California, Davis with a Bachelor of Science degree in Managerial Economics.

Matthew Sullivan, Age 50, Executive Vice President

Mr. Sullivan is a seasoned executive with more than 20 years of experience in Information Technology and business development with Fortune 500 companies. Mr. Sullivan currently serves as the Executive Vice President for Six Dimensions. Mr. Sullivan is responsible for ensuring overall revenue and margin growth for Six Dimensions, strategic acquisitions, partnerships, and operations. Prior to being named to his current position in

2011, Mr. Sullivan was Vice President of Emerging Technologies and in 2011 spearheaded the CMS practice, implemented strategic growth initiatives, led recruitment efforts, attracted customers, increased sales, and improved Six Dimensions’ overall profitability. In collaboration with the Six Dimensions team, Mr. Sullivan launched 6D Labs in Cincinnati, Ohio, the company’s center of excellence focused on solution delivery and support for technology implementations. In addition to being a member of the Massachusetts Institute of Technology (MIT) Sloan School of Management, Mr. Sullivan is currently attending Notre Dame’s Leadership Institute and has also attended Northeastern University in Westford, MA where he was awarded with a Bachelor’s of Science in Human and Public Relations.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF INITIAL KONCEPTS, INC., DOING BUSINESS AS SIX DIMENSIONS

Forward-Looking Statements

The information regarding Six Dimensions and the following discussion and analysis of Six Dimensions’ financial condition and results of operations was provided to CleanTech by Six Dimensions and should be read in conjunction with Six Dimensions’ historical audited financial statements as of and for the years ended December 31, 2013 and December 31, 2012, included in Exhibit D hereto, and Six Dimensions’ historical unaudited financial statements as of and for the three months ended March 31, 2014, included in Exhibit E hereto. This discussion and analysis contains forward-looking statements that are based on the beliefs of Six Dimensions’ management, as well as assumptions made by, and information currently available to, its management. Words such as “anticipates,” “believes,” “plans”, “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Actual results are likely to differ materially from those discussed in or implied by forward-looking statements for various reasons.

Results of Operations of Initial Koncepts, Inc. for the Three Months Ended March 31, 2014 and 2013

The following table sets forth the summary income statement for the three months ended March 31, 2014 and 2013:

	Three Months Ended
	March 31, 2014	March 31, 2013
Revenues	$2,654,575	$2,248,595
Gross Margin	$1,088,609	$750,200
Operating Expenses	$(797,939)	$(770,047)
Other Income (Expense), net	$(174)	$(16,929)
Net Income (Loss)	$290,496	$(36,776)

Revenues: Revenue increased by approximately 18% to $2,654,575 during the three months ended March 31, 2014, from $2,248,595 during the corresponding three months ended March 31, 2013. Revenues increased as a result of increased market awareness as Six Dimensions grows. During the three months ended March 31, 2014 Six Dimensions had 24 active customers as compared to 20 during the three months ended March 31, 2013.

Gross Margin: The gross profit margin was 41% during the three months ended March 31, 2014 as compared to 33% during the three months ended March 31, 2013. The increase in gross margin is due to a change in product mix to services versus staffing as service revenue realizes a higher gross margin.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and facilities, and include costs related to our facilities, finance, human resources, information technology, and fees for professional services. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services.

Operating expenses increased by 4% during the three months ended March 31, 2014, as compared to the three months ended March 31, 2013. The overall $28,000 increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

•	A decrease in compensation and related expenses of $105,000 was primarily due to a reduction in employees.

•	An increase in professional fees of $54,000. During the three months ended March 31, 2014, Six Dimensions incurred increased audit and accounting fees and an increase in legal fees.

•	An increase of selling, general and administrative expenses of $79,000 primarily due to increases in rents, equipment leases, and vendor commissions partially offset by reductions in travel and related expenses, employee training and employee related expenses.

Other Income (Expense), net: Other income (expenses) consist primarily of interest and dividend income, gains (losses) on sale of marketable securities, and interest expense all primarily related to the Company’s promissory notes and capital leases.

Other income (expenses), net decreased by $(16,755) to $(174) for the three months ended March 31, 2014 as compared to other income (expenses), net of $(16,929) during the three months ended March 31, 2013. For the three months ended March 31, 2014 other income (expenses) consisted of $46,526 in interest and dividend income, $(56,700) in interest expense, and miscellaneous income of $10,000. For the three months ended March 31, 2013 other income (expenses) consisted of $30 in interest and dividend income, $(21,776) in interest expense, and a gain on sale of marketable securities of $4,817.

Results of Operations of Initial Koncepts, Inc. for the Years Ended December 31, 2013 and 2012

The following table sets forth the summary income statement for the years ended December 31, 2013 and 2012:

	Years Ended
	December 31, 2013	December 31, 2012
Revenues	$9,200,313	$6,330,895
Gross Margin	$3,126,246	$2,247,753
Operating Expenses	$(3,789,228)	$(1,803,605)
Other Income (Expense), net	$(149,581)	$(90,168)
Net Income (Loss)	$(812,563)	$353,980

Revenues: Revenue increased by approximately 45% to $9,200,313 during the year ended December 31, 2013, from $6,330,895 during the corresponding year ended December 31, 2012. Revenues increased as a result of increased market awareness as Six Dimensions grows.

Gross Margin: The gross profit margin was 34% during the year ended December 31, 2013 as compared to 36% during the year ended December 31, 2012. The decrease in gross margin was related to change in product mix during the two comparable periods to services versus staffing as service which produced a lower gross margin in the latter period. Six Dimensions’ margin fluctuates depending on such factors as length of contract, number of consultants needed to fulfill a contract and travel and travel related expenses incurred.

Operating Expenses: Operating expenses consist primarily of compensation and related costs for personnel and facilities, and include costs related to our facilities, finance, human resources, information technology, and fees for professional services. Professional services are principally comprised of outside legal, audit, information technology consulting, marketing and outsourcing services.

Operating expenses increased by 110% during the year ended December 31, 2013, as compared to the year ended December 31, 2012. The overall $1,986,000 increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

•	An increase in compensation and related expenses of $1,404,000 primarily due to an increase in employees and employee related expenses.

•	An increase in professional fees of $40,000. During the year ended December 31, 2013 Six Dimensions incurred increased legal fees and administrative fees.

•	An increase in selling, general and administrative expenses of $546,000 primarily due to increases in travel, meals, entertainment and related expenses, rents, equipment leases, software licenses, depreciation and amortization, telephone, dues and subscriptions, small office equipment, office supplies and insurance partially offset by reductions in commissions and various miscellaneous overhead expenses.

Other Income (Expense), net: Other income (expenses), net consist primarily of interest and dividend income, gains (losses) on sale of marketable securities, and interest expense all primarily related to Six Dimensions’ promissory notes and capital leases.

Other income (expenses), net increased by $59,413 to $(149,581) for the year ended December 31, 2013 as compared to other income (expenses), net of $(90,168) during the year ended December 31, 2012. For the year ended December 31, 2013 other income (expenses) consisted of $129 in interest and dividend income, $(154,549) in interest expense, a gain on sale of marketable securities of $4,817 and miscellaneous income of $22. For the year ended December 31, 2012 other income (expenses) consisted of $171 in interest and dividend income, $(88,033) in interest expense, a loss on disposition of fixed assets of $(1,653), and a loss on sale of marketable securities of $(653).

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at March 31, 2014 compared to December 31, 2013:

	Period ended
	March 31, 2014	December 31, 2013	Increase/(Decrease)
Current Assets	$1,511,074	$1,302,536	$208,538
Current Liabilities	$2,274,678	$2,328,103	$(53,425)
Working Capital Deficit	$(763,604)	$(1,025,567)	$(261,963)

As of March 31, 2014, Six Dimensions had a working capital deficit of $763,604 as compared to a working capital deficit of $1,025,567 as of December 31, 2013, a decrease of $(261,963). Six Dimensions working capital deficit is primarily attributable to its current obligations under its notes payable and liabilities related to the factoring of its accounts receivable.

At March 31, 2014, Six Dimensions had a cash balance of approximately $42,000 and a working capital deficiency of approximately $764,000. In 2013, Six Dimensions principally financed its operations from using proceeds from issuance of notes and factoring its sales invoices. Although Six Dimensions had a net loss for the year ended December 31, 2013, Six Dimensions had net income and net cash flows from operations of approximately $290,000 and $198,000, respectively, for the three months ended March 31, 2014. Furthermore, prior to 2013, Six Dimensions had a history of profitability since 2004. Although its management believes that Six Dimensions liquidity as of March 31, 2014 might not be sufficient to achieve its business plans, Six Dimensions intends to complete an equity financing of minimum $3 million and maximum $5.1 million on or around the consummation of the Exchange. The proceeds of the financing will be used for potential mergers and acquisitions as well as funding new lines of business.

Six Dimensions will incur increased costs as a result of being a public company, which could affect its profitability and operating results.

Six Dimensions will be obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices. Six Dimensions expects these rules and regulations to increase its legal and financial compliance costs and to make some activities more time-consuming and costly. Six Dimensions expects to spend between $200,000 and $250,000 in legal and accounting expenses annually to comply with our reporting obligations and Sarbanes-Oxley. These costs could affect Six Dimensions’ profitability and its results of operations.

Summary Cash flows for the Three Months Ended March 31, 2014 and 2013:

	Three Months Ended
	March 31, 2014	March 31, 2013
Net cash provided by (used in) operating activities	$197,679	$(60,155)
Net cash provided by (used in) investing activities	$(46,433)	$(387)
Net cash provided by (used in) financing activities	$(114,555)	$16,469

Cash Provided by (Used in) Operating Activities

Cash provided by (used in) operating activities consist of net income (loss) adjusted for certain non-cash items, including depreciation, amortization, gains (losses) on sale of marketable securities, deferred rent and loss on disposition of fixed assets, as well as the effect of changes in working capital and other activities.

Net cash provided by (used in) operating activities for the three months ended March 31, 2014 and 2013 was $197,679 and $(60,155), respectively. The net income (loss) for the three months ended March 31, 2014 and 2013 was $290,496 and $(36,776), respectively.

Cash Provided by (Used in) Investing Activities

Cash provided by or used in investing activities primarily consist of proceeds from the sale of marketable securities and loans to related parties.

Cash used in investing activities increased from the three months ended March 31, 2014 to the three months ended March 31, 2013, primarily attributed to an increase in loans to related parties and a decrease in proceeds from the sale of Six Dimensions’ marketable securities.

Six Dimensions expects to make investments in its systems, corporate facilities, and information technology infrastructure in 2014 and thereafter. However, the amount of its capital expenditures has fluctuated and may continue to fluctuate on a quarterly basis.

In addition, Six Dimensions expects to spend cash on acquisitions and other investments from time to time. Six Dimensions anticipates that these acquisitions would accelerate revenue growth, provide cost synergies, and generally enhance the breadth and depth of its expertise and product offerings.

Cash Provided by (Used in) Financing Activities

Cash provided by or used in financing activities consists primarily of net proceeds from borrowings on line of credit, proceeds and repayments to the factor, shareholder distributions, issuance or repayments of conventional notes, and capital leases.

Cash used in financing activities increased from the three months ended March 31, 2014 to the three months ended March 31, 2013, primarily driven by net repayments to the factor, Six Dimensions shareholder distributions and payments on capital leases.

Recent Accounting Pronouncements

In April 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-08, “Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360).” This new standard raises the threshold for disposals to qualify as discontinued operations, allows companies to have significant continuing involvement and continuing cash flows with the discontinued operation, and provides for new and additional disclosures of discontinued operations and individually material disposal transactions. Six Dimensions anticipates adopting the new standard when it becomes effective in the first quarter of 2015.

Six Dimensions’ management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Critical Accounting Policies

Six Dimensions’ financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in Six Dimensions’ external disclosures including information regarding contingencies, risk and financial condition. Six Dimensions believes its use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. Six Dimensions bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. Six Dimensions continues to monitor significant estimates made during the preparation of its financial statements.

Six Dimensions’ significant accounting policies are summarized in Note 3 of its financial statements. While all these significant accounting policies impact its financial condition and results of operations, Six Dimensions views certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on its financial statements and require its management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Six Dimensions management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on its consolidated results of operations, financial position or liquidity for the periods presented in this report.

Six Dimensions believes the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of its consolidated financial statements:

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of condensed financial statements in conformity with U.S. GAAP requires Six Dimensions’ management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the condensed financial statements were:

(i) Assumption as a going concern: Six Dimensions’ management assumes that Six Dimensions will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii) Allowance for doubtful accounts: Six Dimensions’ management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. Six Dimensions evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole;

(iii) Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. Six Dimensions considers the following to be some examples of important indicators that may trigger an impairment review: (a) significant under-performance or losses of assets relative to expected historical or projected future operating results; (b) significant changes in the manner or use of assets or in Six Dimensions’ overall strategy with respect to the manner or use of the acquired assets or changes in Six Dimensions’ overall business strategy; (c) significant negative industry or economic trends; (d) increased competitive pressures; (e) a significant decline in Six Dimensions’ stock price for a sustained period of time; and (f) regulatory changes.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Six Dimensions’ management bases its estimates on historical experience and on various assumptions that it believes to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Six Dimensions regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Due to inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in these estimates.

Fair Value of Financial Instruments

Six Dimensions has categorized its financial assets and liabilities measured at fair value into a three level hierarchy in accordance with the FASB’s guidance. Fair value is defined as an exit price, the amount that would be received upon the sale of an asset or paid upon the transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.

The carrying amounts of Six Dimensions’ financial assets and liabilities, such as cash, accounts receivable, unbilled revenues, prepaid expense and other current assets, accounts payable and accrued liabilities, and due to factor, approximate their fair values because of the short maturity of these instruments.

Six Dimensions’ capital lease liability and notes payable approximate the fair value of such instruments based upon Six Dimensions’ management’s best estimate of interest rates that would be available to Six Dimensions for similar financial arrangements at the end of each reporting period

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. Six Dimensions estimates the allowance for doubtful accounts. Six Dimensions performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Six Dimensions’ management charges balances off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Six Dimensions determines when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is Six Dimensions’ best estimate of the amount of probable credit losses in its existing accounts receivable.

Six Dimensions does not have any off-balance-sheet credit exposure to its customers.

Revenue Recognition

Six Dimensions recognizes revenue from the provision of professional services when it is realized or realizable and earned. Six Dimensions considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Appropriate allowances for returns and discounts are recorded concurrent with revenue recognition.

Revenues recognized in excess of the amounts invoiced to clients are classified as unbilled revenues.

Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

Off Balance Sheet Arrangements

Six Dimensions does not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Legal Matters

Six Dimensions has been advised by Kane Kessler, P.C., New York, New York.

Experts

The audited financial statements of Initial Koncepts, Inc. for the years ended December 31, 2013 and 2012 have been audited by Li & Company, PC, an independent registered public accounting firm, as stated in their report dated June 3, 2014.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

You may obtain additional information about the Company from documents filed with the SEC. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy such material at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also find the Company’s SEC filings at the SEC’s website at http://www.sec.gov. You may also obtain copies of this Information Statement and any other reports or information that we file with the SEC, free of charge, by written request to CleanTech Innovations, Inc., C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China 112616.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. Information that we file later with the SEC, prior to the closing of the Exchange, will automatically update and supersede the previously filed information and be incorporated by reference into this Information Statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

This Information Statement incorporates by reference the documents set forth below that have been previously filed with the SEC, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein:

(a) The Company’s Current Reports on Form 8-K filed June 16, 2014 and June 17, 2014.

(b) The Company’s Information Statement on Schedule 14f-1 filed on June 23, 2014.

The Company undertakes to provide without charge to each person to whom a copy of this Information Statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this Information Statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this Information Statement incorporates. You may obtain documents incorporated by reference by requesting them in writing at the following address:

CleanTech Innovations, Inc.

C District, Maoshan Industry Park

Tieling Economic Development Zone

Tieling, Liaoning Province

China 112616

The Company’s stockholders and other persons should not rely on information other than that contained in or incorporated by reference in this Information Statement. The Company has not authorized anyone to provide information that is different from that contained in this Information Statement. This Information Statement is dated July [—], 2014. No assumption should be made that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this Information Statement.

APPENDIX INDEX

A	Certificate of Amendment to Articles of Incorporation of CleanTech Innovations, Inc.

B	Amended and Restated Bylaws of CleanTech Innovations, Inc.

C	Agreement and Plan of Share Exchange dated June 13, 2014 among CleanTech Innovations, Inc., Initial Koncepts, Inc. and the shareholders of Initial Koncepts, Inc. (1)

D	Audited Financial Statements of Initial Koncepts, Inc. for the Fiscal Years ended December 31, 2013 and 2012

E	Unaudited Financial Statements of Initial Koncepts, Inc. for the Three Months ended March 31, 2014

F	Pro Forma Financial Statements (Unaudited) of CleanTech Innovations, Inc. and Subsidiaries

G	Certificate of Incorporation of 6D Global Technologies, Inc.

H	Bylaws of 6D Global Technologies, Inc.

I	Certificate of Conversion

J	Plan of Conversion

(1)	Incorporated by Reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 17, 2014.

By order of the Board of Directors:

CLEANTECH INNOVATIONS, INC.

By:	/s/ Terry McEwen
Name: Terry McEwen Title: Chief Executive Officer

Appendix A

APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF

CLEANTECH INNOVATIONS, INC.

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA

REVISED STATUTES

CleanTech Innovations, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is CleanTech Innovations, Inc.

2. The articles have been amended as follows:

ARTICLE I

The name of the corporation (hereinafter referred to as the “Corporation”) is:

“6D Global Technologies, Inc.”

ARTICLE II

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the “N.R.S.”).

ARTICLE III

(a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 400,000,000 shares of capital stock, of which 400,000,000 shares shall be common stock, par value $0.00001 per share (“Common Stock”) and 100,000,000 shares of which shall be preferred stock, par value $0.00001 per share (“Preferred Stock”).

ARTICLE IV

(a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Certificate of Amendment of the Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

(b) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE V

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VI

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by these Certificate of Amendment of the Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VII.

(e) Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of these Certificate of Amendment of the Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Certificate of Amendment of the Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

Except as may be expressly provided in these Certificate of Amendment of the Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Certificate of Amendment of the Articles of Incorporation and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Certificate of Amendment of the Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VIII; provided, however, that any amendment or repeal of Article VI or Article VII of these Certificate of Amendment of the Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, CleanTech Innovations, Inc. has caused these Certificate of Amendment of the Articles of Incorporation to be signed by the undersigned officer, thereunto duly authorized, this      day of                     , 2014.

CLEANTECH INNOVATIONS, INC.

By:
Name: Terry McEwen
Title: Chairman & CEO

Appendix B

AMENDED AND RESTATED BYLAWS

OF

CLEANTECH INNOVATIONS, INC.

I.	SHAREHOLDERS’ MEETING.

.01 Annual Meetings.

The annual meeting of the shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office of the Corporation, or such other places, either within or without the State of Nevada, as may be designated by the notice of the meeting, at the time fixed, from time to time, by the Board of Directors.

.02 Special Meeting.

Special meetings of the shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of the voting shares of the Corporation, or by the President, or by the Board of Directors or a majority thereof. No business shall be transacted at any special meeting of shareholders except as is specified in the notice calling for said meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of any special meeting called by the president or the Board of Directors, and special meetings called at the request of shareholders shall be held at such place in the State of Nevada, as may be determined by the Board of Directors and placed in the notice of such meeting.

.03 Notice of Meeting.

Written notice of annual or special meetings of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the secretary or persons authorized to call the meeting to each shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, and such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation.

.04 Waiver of Notice.

Notice of the time, place, and purpose of any meeting may be waived in writing and will be waived by any shareholder by his/her attendance thereat in person or by proxy. Any shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

.05 Quorum and Adjourned Meetings.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

.06 Proxies.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

.07 Voting of Shares.

Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholder’s meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

II.	DIRECTORS.

.01 General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors.

.02 Number, Tenure and Qualifications.

The number of Directors of the Corporation shall be not less than one nor more than thirteen. Each Director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

.03 Election.

The Directors shall be elected by the shareholders at their annual meeting each year; and if, for any cause the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of shareholders called for that purpose in the manner provided by these Bylaws.

.04 Vacancies.

In case of any vacancy in the Board of Directors, the remaining Directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the terms of the Directors whose place shall be vacant, and until his/her successor shall have been duly elected and qualified. Further, the remaining Directors may fill any empty seats on the Board of Directors even if the empty seats have never been occupied.

.05 Resignation.

Any Director may resign at any time by delivering written notice to the secretary of the Corporation.

.06 Meetings.

At any annual, special or regular meeting of the Board of Directors, any business may be transacted, and the Board may exercise all of its powers. Any such annual, special or regular meeting of the Board of Directors of the Corporation may be held outside of the State of Nevada, and any member or members of the Board of Directors of the Corporation may participate in any such meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; the participation by such means shall constitute presence in person at such meeting.

A. Annual Meeting of Directors.

Annual meetings of the Board of Directors shall be held immediately after the annual shareholders’ meeting or at such time and place as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

B. Special Meetings.

Special meetings of the Directors shall be called at any time and place upon the call of the president or any Director. Notice of the time and place of each special meeting shall be given by the secretary, or the persons calling the meeting, by mail, radio, telegram, or by personal communication by telephone or otherwise at least one (1) day in advance of the time of the meeting. The purpose of the meeting need not be given in the notice. Notice of any special meeting may be waived in writing or by telegram (either before or after such meeting) and will be waived by any Director in attendance at such meeting.

C. Regular Meetings of Directors.

Regular meetings of the Board of Directors shall be held at such place and on such day and hour as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

.07 Quorum and Voting.

A majority of the Directors presently in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice. At each meeting of the Board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

.08 Compensation.

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

.09 Presumption of Assent.

A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he/she shall file his/her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

.10 Executive and Other Committees.

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one of more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors, in reference to amending the Articles of Incorporation, adoption a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange, or other disposition of all of substantially all the property and assets of the dissolution of the Corporation or a revocation thereof, designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law.

.11 Chairman of Board of Directors.

The Board of Directors may, in its discretion, elect a chairman of the Board of Directors from its members; and, if a chairman has been elected, he/she shall, when present, preside at all meetings of the Board of Directors and the shareholders and shall have such other powers as the Board may prescribe.

.12 Removal.

Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors.

III.	ACTIONS BY WRITTEN CONSENT.

.01 Written Consent to Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by shareholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

.02 Written Consent to Action by Directors. Any action required to be taken at a meeting of the Directors of the Corporation or any other action which may be taken at a meeting of the Directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

IV.	OFFICERS.

.01 Officers Designated.

The Officers of the Corporation shall be a president, one or more vice presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any Officer may be held by the same person, except that in the event that the Corporation shall have more than one director, the offices of president and secretary shall be held by different persons.

.02 Election, Qualification and Term of Office.

Each of the Officers shall be elected by the Board of Directors. None of said Officers except the president need be a Director, but a vice president who is not a Director cannot succeed to or fill the office of president. The Officers shall be elected by the Board of Directors. Except as hereinafter provide, each of said Officers shall hold office from the date of his/her election until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified.

.03 Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

A. President.

The president shall be the chief executive Officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. He/she shall, unless a Chairman of the Board of Directors has been elected and is present, preside at meetings of the shareholders and the Board of Directors.

B. Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

C. Secretary.

The secretary shall:

1.	Keep the minutes of the shareholder’s and of the Board of Directors meetings in one or more books provided for that purpose;

2.	See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3.	Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

4.	Keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

5.	Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

6.	Have general charge of the stock transfer books of the corporation; and,

7.	In general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

D. Treasurer.

Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

E. Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

.04 Removal.

The Board of Directors shall have the right to remove any Officer whenever in its judgment the best interest of the Corporation will be served thereby.

.05 Vacancies.

The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his/her successor shall have been duly elected and qualified.

.06 Salaries.

The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

V.	SHARE CERTIFICATES

.01 Form and Execution of Certificates.

Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Corporation laws of the State of Nevada. They shall be signed by the president and by the secretary, and the seal of the Corporation shall be affixed thereto. Certificates may be issued for fractional shares.

.02 Transfers.

Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

.03 Loss or Destruction of Certificates.

In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

VI.	BOOKS AND RECORDS.

.01 Books of Accounts, Minutes and Share Register.

The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board of Directors and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

.02 Copies of Resolutions.

Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the president or secretary.

VII.	CORPORATE SEAL.

The Corporation does not have to use a corporate seal, but may do so at its discretion.

VIII.	LOANS.

No loans shall be made by the Corporation to its Officers or Directors.

IX.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

.01 Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

.02 Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation.

.03 Successful Defense.

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

.04 Authorization.

Any indemnification under Paragraphs ..01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05 Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06 Nonexclusivity.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08 “Corporation” Defined.

For purposes of this Section, references to the “Corporation” shall include, in addition to the Corporation, an constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

X.	AMENDMENT OF BYLAWS.

.01 By the Shareholders.

These Bylaws may be amended, altered, or repealed at any regular or special meeting of the shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

.02 By the Board of Directors.

These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board.

XI.	FISCAL YEAR.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

XII.	RULES OF ORDER.

The rules contained in the most recent edition of Robert’s Rules or Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules or order of the Corporation.

XIII.	REIMBURSEMENT OF DISALLOWED EXPENSES.

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

Appendix D

Initial Koncepts, Inc.

December  31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Initial Koncepts, Inc.

We have audited the accompanying balance sheets of Initial Koncepts, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations and comprehensive income (loss), stockholders equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at December 31, 2013, a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li and Company, PC
Li and Company, PC

Skillman, New Jersey

June 3, 2014

Initial Koncepts, Inc.

Balance Sheets

	December 31, 2013	December 31, 2012
Assets

Current Assets
Cash	$5,611	$78,180
Marketable securities	—	24,648
Accounts receivable	1,117,624	908,680
Unbilled revenues	131,844	7,950
Prepaid expenses and other current assets	47,457	68,982

Total Current Assets	1,302,536	1,088,440

Property and Equipment, net	29,033	40,708

Other Assets
Restricted cash	110,499	—
Capitalized software, net	154,808	—
Security deposits	48,707	25,899
Due from related party	410,130	382,195
Debt issuance costs, net	—	1,753

Total Other Assets	724,144	409,847

Total Assets	$2,055,713	$1,538,995

Liabilities and Stockholder’s Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$818,316	$382,444
Line of credit	—	510,839
Due to factor	870,295	—
Current maturities of capital lease liability	52,892	38,254
Current maturities of notes payable	586,600	211,600

Total Current Liabilities	2,328,103	1,143,137

Long-Term Liabilities:
Capital lease liability, net of current maturities	131,348	1,936
Notes payable, net of current maturities	60,020	66,620
Deferred rent	73,192	—

Total Long-Term Liabilities	264,560	68,556

Total Liabilities	2,592,663	1,211,693

Stockholder’s Equity (Deficit)
Common stock, par value $0.01: 500,000 shares authorized; 300,000 shares issued and outstanding	3,000	3,000
Retained earnings (deficit)	(539,950)	322,585
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	—	1,717

Total Stockholder’s Equity (Deficit)	(536,950)	327,302

Total Liabilities and Stockholder’s Equity (Deficit)	$2,055,713	$1,538,995

See accompanying notes to the financial statements

Initial Koncepts, Inc.

Statements of Operations and Comprehensive Income (Loss)

	For the Year Ended
	December 31, 2013	December 31, 2012
Revenues	$9,200,313	$6,330,895

Cost of revenues	6,074,067	4,083,142

Gross margin	3,126,246	2,247,753

Operating expenses
Compensation	2,721,131	1,317,276
Consulting fees	14,063	18,644
Professional fees	47,877	7,919
Selling, general and administrative	1,006,157	459,766

Total operating expenses	3,789,228	1,803,605

Income (loss) from operations	(662,982)	444,148

Other income (expense)
Interest and dividend income	129	171
Interest expense	(154,549)	(88,033)
Loss on disposition of fixed assets	—	(1,653)
Net gain (loss) on sale of marketable securities	4,817	(653)
Other income (expense)	22	—

Other income (expense), net	(149,581)	(90,168)

Income (loss) before income tax provision	(812,563)	353,980

Income tax provision	—	—

Net income (loss)	(812,563)	353,980

Other comprehensive income (loss):
Net unrealized gain on marketable securities	(1,717)	1,717

Other comprehensive income (loss)	(1,717)	1,717

Comprehensive income (loss)	$(814,280)	$355,697

See accompanying notes to the financial statements

Initial Koncepts, Inc.

Statement of Stockholder’s Equity (Deficit)

For the Year Ended December 31, 2013 and 2012

	Common stock par value $0.01		Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance, December 31, 2011	300,000	$3,000	$47,405	$—	$50,405

Distributions to shareholder			(78,800)		(78,800)

Comprehensive income (loss):
Net income			353,980		353,980
Net unrealized gain on marketable securities				1,717	1,717

Total comprehensive income (loss)					355,697

Balance, December 31, 2012	300,000	3,000	322,585	1,717	327,302

Distributions to shareholder			(49,972)		(49,972)

Comprehensive income (loss):
Net loss			(812,563)		(812,563)
Change in net unrealized gain on marketable securities				(1,717)	(1,717)

Total comprehensive income (loss)					(814,280)

Balance, December 31, 2013	300,000	$3,000	$(539,950)	$—	$(536,950)

See accompanying notes to the financial statements

Initial Koncepts, Inc.

Statements of Cash Flows

	For the Year Ended
	December 31, 2013	December 31, 2012
Cash Flows From Operating Activities:
Net income (loss)	$(812,563)	$353,980
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	39,170	19,417
Amortization of debt issuance costs	1,753	8,762
(Gain) loss on sale of marketable securities	(4,817)	653
Loss on disposition of fixed assets	—	1,653
Changes in operating assets and liabilities:
Restricted cash	(110,499)	—
Accounts receivable	(208,944)	(484,630)
Unbilled revenues	(123,894)	(7,950)
Prepaid expenses and other current assets	20,255	(42,458)
Security deposits	(22,808)	(21,300)
Accounts payable and accrued liabilities	435,872	116,023
Deferred rent	73,192	—

Net Cash Used in Operating Activities	(713,283)	(55,850)

Cash Flows From Investing Activities:
Purchase of marketable securities	—	(126,182)
Proceeds from sale of marketable securities	27,748	76,074
Loans to related parties	(27,935)	(65,230)

Net Cash Used in Investing Activities	(187)	(115,338)

Cash Flows From Financing Activities:
Advances from (repayments to) line of credit	253,336	500,494
Proceeds from (repayments to) factoring	106,120	(49,519)
Distributions to shareholder	(49,972)	(58,800)
Payment of capital lease	(36,983)	(19,469)
Proceeds from notes payable	375,000	55,000
Repayment of notes payable	(6,600)	(241,050)
Debt issue costs paid in cash	—	(10,515)

Net Cash Provided by Financing Activities	640,901	176,141

Net change in cash	(72,569)	4,953

Cash at beginning of year	78,180	73,227

Cash at end of year	$5,611	$78,180

Supplemental disclosures of cash flow information:
Interest paid	$154,549	$88,033

Income tax paid	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Capital lease of computer equipment	$182,303	$29,364

Factor paid via line of credit	$—	$10,345

Line of credit paid via factor	$764,175	$—

Shareholder personal loan paid via profit distribution	$—	$20,000

Net unrealized gain on marketable securities	$—	$1,717

Change in net unrealized gain (loss) on marketable securities to realized	$1,717	$—

See accompanying notes to the financial statements

Initial Koncepts, Inc.

December  31, 2013 and 2012

Notes to the Financial Statements

Note 1 – Organization and Operations

Initial Koncepts, Inc. (DBA Six Dimensions)

Initial Koncepts, Inc. (the “Company”) was incorporated under the laws of the State of California on February 9, 2004. The Company provides enterprise implementation and integration consulting and staffing services.

Note 2 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole;

(iii)

Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events;

(iv)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry-forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors;

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, unbilled revenues, prepaid expense and other current assets, accounts payable and accrued liabilities, and due to factor, approximate their fair values because of the short maturity of these instruments.

The Company’s capital lease liability and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013 and 2012.

The Company’s Level 1 financial assets consist of marketable equity securities – available for sale, that are traded in active markets with sufficient volume and frequency of transactions. The fair values of these assets were determined from quoted prices in active markets for identical assets.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 1 Financial Assets – Marketable Equity Securities

The Company uses Level 1 of the fair value hierarchy to measure the fair value of equity securities at every reporting period and reports unrealized gains or losses (those which are considered temporary), net of taxes, as a separate component of stockholders’ equity that are attributable to the change in the fair value of the equity securities.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheets as follows:

December 31, 2013	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total
Marketable securities – Common stocks	$—	$—	$—	$—

December 31, 2012	Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total
Marketable securities – Common stocks	$24,648	$—	$—	$24,648

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Marketable Debt and Equity Securities, Available for Sale

The Company accounts for marketable debt and equity securities, available for sale, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale and equity securities that have readily determinable fair values that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized except an available-for-sale security that is designated as being hedged in a fair value hedge, from which all or a portion of the unrealized holding gain and loss of shall be recognized in earnings during the period of the hedge, pursuant to paragraphs 815-25-35-1 through 815-25-35-4.

The Company follows Paragraphs 320-10-35-17 through 34E and assess whether an investment is impaired in each reporting period. An investment is impaired if the fair value of the investment is less than its cost. Impairment indicators include, but are not limited to the following: a. a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee; b. a significant adverse change in the regulatory, economic, or technological environment of the investee; c. a significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates; d. a bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment; e. factors that raise significant concerns about the investee’s ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, the impairment is either temporary or other than temporary. Pursuant to Paragraph 320-10-35-34, if it is determined that the impairment is other than temporary, then an impairment loss shall be recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The measurement of the impairment shall not include partial recoveries after the balance sheet date. The fair value of the investment would then become the new basis of the investment and shall not be adjusted for subsequent recoveries in fair value. For presentation purpose, the entity shall recognize and present the total other-than-temporary impairment in the statement of earnings with an offset for the amount of the total other-than-temporary impairment that is recognized in other comprehensive income, in accordance with paragraph 320-10-35-34D, if any, pursuant to Paragraph 320-10-45-8A; and separately present, in the financial statement in which the components of accumulated other comprehensive income are reported, amounts recognized therein related to held-to-maturity and available-for-sale debt securities for which a portion of an other-than-temporary impairment has been recognized in earnings pursuant to Paragraph 320-10-45-9A. Pursuant to Paragraphs 320-10-35-36 and 37 the entire change in the fair value of foreign-currency-denominated available-for-sale debt securities shall be reported in other comprehensive income and An entity holding a foreign-currency-denominated available-for-sale debt security is required to consider, among other things, changes in market interest rates and foreign exchange rates since acquisition in determining whether an other-than-temporary impairment has occurred.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

There was no allowance for doubtful accounts at December 31, 2013 or 2012, or bad debt expense for the reporting periods then ended.

The Company does not have any off-balance-sheet credit exposure to its customers.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)
Computers	3-5
Computers and related equipment under capital lease	*

(*)	Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). Pursuant to Paragraph 840-10-25-1 A lessee and a lessor shall consider whether a lease meets any of the following four criteria as part of classifying the lease at its inception under the guidance in the Lessees Subsection of this Section (for the lessee) and the Lessors Subsection of this Section (for the lessor): a. Transfer of ownership. The lease transfers ownership of the property to the lessee by the end of the lease term. This criterion is met in situations in which the lease agreement provides for the transfer of title at or shortly after the end of the lease term in exchange for the payment of a nominal fee, for example, the minimum required by statutory regulation to transfer title. b. Bargain purchase option. The lease contains a bargain purchase option. c. Lease term. The lease term is equal to 75 percent or more of the estimated economic life of the leased property. d. Minimum lease payments. The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executory costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, equals or exceeds 90 percent of the excess of the fair value of the leased property to the lessor at lease inception over any related investment tax credit retained by the lessor and expected to be realized by the lessor. In accordance with paragraphs 840-10-25-29 and 840-10-25-30, if at its inception a lease meets any of the four lease classification criteria in Paragraph 840-10-25-1, the lease shall be classified by the lessee as a capital lease; and if none of the four criteria in Paragraph 840-10-25-1 are met, the lease shall be classified by the lessee as an operating lease. Pursuant to Paragraph 840-10-25-31 a lessee shall compute the present value of the minimum lease payments using the lessee’s incremental borrowing rate unless both of the following conditions are met, in which circumstance the lessee shall use the implicit rate: a. It is practicable for the lessee to learn the implicit rate computed by the lessor. b. The implicit rate computed by the lessor is less than the lessee’s incremental borrowing rate. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Operating leases primarily relate to the Company’s leases of office spaces. When the terms of an operating lease include tenant improvement allowances, periods of free rent, rent concessions, and/or rent escalation amounts, the Company establishes a deferred rent liability for the difference between the scheduled rent payment and the straight-line rent expense recognized, which is amortized over the underlying lease term on a straight-line basis as a reduction of rent expense.

Intangible Assets Other Than Goodwill

The Company has adopted Subtopic 350-30 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over their estimated useful lives, the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the intangible assets, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Research and Development and Capitalized Software Development Costs

The Company has adopted paragraph 985-20-05-01 of the FASB Accounting Standards Codification (“Paragraph 985-20-05-01”) for the costs of computer software to be sold or licensed. Paragraph 985-20-05-01 requires research and development costs incurred in the process of software development before establishment of technological feasibility being expensed as incurred and capitalization of software development costs incurred subsequent to establishment of technological feasibility and prior to the availability of the product for general release to customers. Systematic amortization of capitalized software development costs begins when a product is available for general release to customers and is computed on a product-by-product basis at a rate not less than straight-line basis over the product’s remaining estimated economic life of three (3) years.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The

Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue from the provision of professional services when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Appropriate allowances for returns and discounts are recorded concurrent with revenue recognition.

Revenues recognized in excess of the amounts as yet invoiced to clients are classified as unbilled revenues.

Income Tax Provision

The Company is taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the Company flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company has no tax liability at the federal level (with limited exceptions) as long as the S Corporation election is in effect.

In addition, the Company has elected to be treated as a Subchapter S corporation for Arizona, California, Colorado, Kentucky, Massachusetts, Ohio and Virginia corporate income tax purposes. This treatment imposes individual income taxes on the shareholder’s respective shares of corporate profits and results in a significantly reduced corporate level state tax.

The income allocable to each shareholder is subject to examination by federal and state taxing authorities. In the event of an examination of the income tax returns, the tax liability of the stockholders could be changed if an adjustment in the income is ultimately determined by the taxing authorities.

Accordingly, these financial statements do not reflect a provision for income taxes. Minimum and franchise taxes assessed by states and local agencies are reported in selling, general and administrative expenses in the statement of operations.

Certain transactions of the Company may be subject to accounting methods for federal income tax purposes that differ significantly from the accounting methods used in preparing the statements in accordance with generally accepted accounting principles. Accordingly, the taxable income of the Company reported for federal income tax purposes may differ from net income in these financial statements.

Pro Forma Income Tax Information (Unaudited)

The Company is taxed as an S corporation. The operating results of Initial Koncepts were included in the income tax returns of the stockholder of an S corporation for income tax purposes. The unaudited pro forma income tax rate, income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets included in the accompanying consolidated statements of operations and the income tax provision note reflect the provision for income tax which would have been recorded as if Initial Koncepts had been incorporated as a C Corporation as of the beginning of the first date presented.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income (loss), for the Company, consists of net income (loss), and change in unrealized gain (loss) of marketable equity securities.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. The amendments in this Update change the requirements for reporting discontinued operations in Subtopic 205-20.

Under the new guidance, a discontinued operation is defined as a disposal of a component or group of components that is disposed of or is classified as held for sale and “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The ASU states that a strategic shift could include a disposal of (i) a major geographical area of operations, (ii) a major line of business, (iii) a major equity method investment, or (iv) other major parts of an entity. Although “major” is not defined, the standard provides examples of when a disposal qualifies as a discontinued operation.

The ASU also requires additional disclosures about discontinued operations that will provide more information about the assets, liabilities, income and expenses of discontinued operations. In addition, the ASU requires disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements.

The ASU is effective for public business entities for annual periods beginning on or after December 15, 2014, and interim periods within those years.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at December 31, 2013, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by way of a public or private offering, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Marketable Equity Securities

The Company did not hold any marketable equity securities at December 31, 2013. At December 31, 2012 all of the Company’s marketable equity securities were classified as available-for-sale and their estimated fair values were $24,648.

Marketable equity securities consisted of the following at December 31, 2012:

	Available-for-Sale Securities as of December 31, 2012
	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available for Sale
Common Stocks	$22,931	$3,440	$(1,723)	$24,648

The change in net unrealized holding gain (loss) on securities available for sale that has been included as a separate component of stockholders’ equity for the year ended December 31, 2013 and 2012 was $- and $1,717, respectively.

Note 5 – Property and Equipment

Property and equipment, stated at cost, less accumulated depreciation consisted of the following:

	Estimated Useful Life (Years)	December 31, 2013	December 31, 2012
Computers and related equipment under capital lease	*	$80,400	$66,979

		80,400	66,979

Less accumulated depreciation and amortization		(51,367)	(26,271)

		$29,033	$40,708

*	To be amortized over the term of the lease or its estimated useful life, whichever is shorter.

(i)   Impairment

The Company completed its annual impairment testing of property and equipment and determined that there was no impairment as the fair value of property, plant and equipment, substantially exceeded their carrying values at December 31, 2013.

(ii)   Depreciation and Amortization Expense

Depreciation and amortization expense was $25,096 and $19,417 for the year ended December 31, 2013 and 2012, respectively.

Note 6 – Capitalized Software

Capitalized software, stated at cost, less accumulated amortization consisted of the following:

	Estimated Useful Life (Years)	December 31, 2013	December 31, 2012
Capitalized software under lease	*	$168,882	$—
Less accumulated amortization		(14,074)	(—)

		$154,808	$—

*	To be amortized over the term of the lease or its estimated useful life, whichever is shorter.

(i)   Impairment

The Company completed its annual impairment testing of the capitalized software and determined that there was no impairment as the fair value of property, plant and equipment, substantially exceeded their carrying values at December 31, 2013.

(ii)   Amortization Expense

Amortization expense amounted to $14,074 and $0 for the year ended December 31, 2013 and 2012, respectively.

Amortization expense for the next five years is as follows:

Fiscal Year ending December 31:
2014	$56,294
2015	56,294
2016	42,220

$154,808

Note 7 – Related Party Transactions:

Due from Related Party

The Company has a loan outstanding to its sole-shareholder. During the year ended December 31, 2013 and 2012 the Company advanced monies totaling $27,935 and $65,230 to this individual, respectively. This receivable does not bear interest and a definite repayment schedule did not exist at the date of this report. The balance as of December 31, 2013 and 2012 was $410,130 and $382,195, respectively.

On March 31, 2014, the loan balance was eliminated as the Company treated the loan balance as a stockholder distribution.

Storage Lease

The Company presently leases a storage facility on a month to month basis from a related company. Monthly rental payments are $600. Rent expense totaled $7,200 each for the year ended December 31, 2013 and 2012, respectively.

Note 8 – Letter of Credit and Restricted Cash

The Company has secured a standby letter of credit for the benefit of RFR/SF17 State Street L.P. for the required security deposit on their office facility in New York.

The Bank letter of credit is in the amount of $110,421.50. The letter of credit expires on July 01, 2014 and contains automatic renewal periods of one year.

The fair value of this letter of credit approximates the contract value. The letter of credit was collateralized by $110,499 of cash at December 31, 2013, which was reported as restricted on the balance sheets.

Note 9 – Line of Credit

In February 2012 the Company established a revolving working capital line of credit (the “facility”) available through First Community Financial. The credit line is limited to total borrowings of $750,000. The initial contract term will be for one year, and will be renewable on an annual basis thereafter. Interest is computed using the rate of 2.50% per annum in excess of the JP Morgan Chase bank prime floating rate with a floor of 5.75% per annum. The credit line is secured by all Company assets with a perfected first security interest in accounts receivable. Advances under the facility will be up to 85% against a pool of eligible receivables. In August 2013 the Company entered into a factoring agreement and the facility was paid off by the Factor and closed. The total outstanding principal amount at December 31, 2013 and 2012 was $0 and $510,839, respectively.

Note 10 – Due to Factor

On July 21, 2008, the Company signed a one year agreement, renewable each year, with a financial services company (the “Factor”) for the purchase and sale of accounts receivables. The financial services company commenced funding during July 2008. The financial services company advances up to 80% of qualified customer invoices, less applicable discount fees, and holds the remaining 20% as a reserve until the customer pays the financial services company. The released reserves are returned to the Company. The Company is charged 0.425% for the first 5 days outstanding plus 0.425% for each 5 days the funds are outstanding over 5 days. Uncollectable customer invoices are charged back to the Company after 90 days. Advances from the factor are collateralized by substantially all assets of the Company. In March 2012 the Factor was paid off using the Company’s line of credit and the factoring agreement was terminated.

On August 6, 2013, the Company signed a one year agreement with a financial services company for the purchase and sale of accounts receivables. The financial services company commenced funding during August 2013. The financial services company advances up to 90% of qualified customer invoices, less applicable discount fees, and holds the remaining 10% as a reserve until the customer pays the financial services company. The released reserves are returned to the Company. The Company is charged 0.70% for the first 30 days outstanding plus prime plus 1.75% daily for funds outstanding over 30 days. Uncollectable customer invoices are charged back to the Company after 90 days. At December 31, 2013 the advances from the factor, inclusive of fees, amounted to $977,160 which was offset against due from factor of $106,865. Advances from the factor are collateralized by substantially all assets of the Company.

Note 11 – Notes Payable

Notes payable consisted of the following:

	December 31, 2013	December 31, 2012
Debt offering (A): Prior to January 1, 2012, the Company executed a note with the United States Small Business Administration (“SBA”) with the following terms and conditions: (i) Maturing in 2021; (ii) Interest at 0%; (iii) Monthly fixed principal of $550; and (iv) Secured by all assets of the Company.	$66,620	$73,220

Debt offering (B): On March 20, 2009 the Company sold one $150,000 note with the following terms and conditions: (i) Maturing in December 2014 as amended; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $75,000 after six months with no penalty; and (iv) Secured by trade receivables of the Company.	150,000	150,000

Debt offering (C): On January 20, 2012 the Company sold one $55,000 note with the following terms and conditions: (i) Maturing in December 2014 as amended; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $27,500 after six months with no penalty; and (iv) Secured by trade receivables of the Company.	55,000	55,000

Debt offering (D): On May 29, 2013 the Company sold one $100,000 note with the following terms and conditions: (i) Maturing in December 2014 as amended; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $50,000 after six months with no penalty; and (iv) Secured by trade receivables of the Company.	100,000	—

Debt offering (E): On July 20, 2013 the Company sold one $50,000 note with the following terms and conditions: (i) Maturing in July 2014; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $25,000 after six months with no penalty; and (iv) Secured by trade receivables of the Company.	50,000	—

Debt offering (F): On July 23, 2013 the Company sold one $25,000 note with the following terms and conditions: (i) Maturing in April 2014 as amended; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $12,500 after one month with no penalty; and (iv) Secured by trade receivables of the Company.	25,000	—

	December 31, 2013	December 31, 2012
Debt offering (G): On October 3, 2013 the Company sold one $50,000 note with the following terms and conditions: (i) Maturing in April 2014; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $25,000 after three months with no penalty; and (iv) Secured by trade receivables of the Company.	50,000	—

Debt offering (H): On October 4, 2013 the Company sold one $50,000 note with the following terms and conditions: (i) No definite repayment schedule as amended; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $25,000 after one month with no penalty; and (iv) Secured by trade receivables of the Company.	50,000	—

Debt offering (I): On October 9, 2013 the Company sold one $50,000 note with the following terms and conditions: (i) No definite repayment schedule as amended; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $25,000 after one month with no penalty; and (iv) Secured by trade receivables of the Company.	50,000	—

Debt offering (J): On October 26, 2013 the Company sold one $50,000 note with the following terms and conditions: (i) Maturing in April 2014 as amended; (ii) Interest rate at 1% per month, with interest payable monthly; (iii) The Company can prepay $25,000 after one month with no penalty; and (iv) Secured by trade receivables of the Company.	50,000	—

	646,620	278,220
Less: Current maturities	(586,600)	(211,600)

Notes payable, net of Current maturities	$60,020	$66,620

Future minimum debt repayments at December 31, 2013 are as follows:

Year ending December 31:

2014	$586,600
2015	6,600
2016	6,600
2017	6,600
2018	6,600
2019 and thereafter	33,620

$646,620

Note 12 – Capital Lease Liability

Capital lease liability is as follows:

	December 31, 2013	December 31, 2012
Capital Lease Obligation (A): In September, 2010 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in September, 2013; (ii) Interest at 5.75%; (iii) Payable in 36 monthly payments of $260.40.	$—	$2,023

Capital Lease Obligation (B): In July, 2011 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in July, 2014; (ii) Interest at 5.75%; (iii) Payable in 36 monthly payments of $406.90.	2,399	6,959

	December 31, 2013	December 31, 2012
Capital Lease Obligation (C): In September, 2011 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in September, 2014; (ii) Interest at 5.75%; (iii) Payable in 36 monthly payments of $479.78.	3,760	9,133

Capital Lease Obligation (D): In January, 2012 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in January, 2015; (ii) Interest at 5.75%; (iii) Payable in 36 monthly payments of $227.87.	2,650	5,150

Capital Lease Obligation (E): In June, 2012 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in December, 2014; (ii) Interest at 5.75%; (iii) Payable in 30 monthly payments of $778.87.	8,328	16,925

Capital Lease Obligation (F): In March, 2013 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in September, 2018; (ii) Interest at 5.75%; (iii) Payable in 24 monthly payments of $634.28.	8,510	—

Capital Lease Obligation (G): In July, 2013 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in September, 2018; (ii) Interest at 5.75%; (iii) Payable in 60 monthly payments of $1,141.35.	54,336	—

Capital Lease Obligation (H): In July, 2013 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in September, 2018; (ii) Interest at 5.75%; (iii) Payable in 60 monthly payments of $1,141.36.	52,301	—

Capital Lease Obligation (I): In July, 2013 the Company entered into a capital lease obligation with the following terms and conditions: (i) Maturing in September, 2018; (ii) Interest at 5.75%; (iii) Payable in 60 monthly payments of $1,141.37.	51,956	—

	184,240	40,190
Less: Current maturities	(52,892)	(38,254)

Notes payable, net of Current maturities	$131,348	$1,936

Future minimum capital lease obligations at December 31, 2013 are as follows:

Year ending December 31:

	Gross Lease Payments	Less Amount Representing Interest	Principal Portion
2014	$65,699	$12,807	$52,892
2015	42,846	9,513	33,333
2016	41,089	6,801	34,288
2017	41,089	3,737	37,352
2018	27,393	1,018	26,375
2019 and thereafter	—	—	—

	$218,116	$33,876	$184,240

Assets held through capital lease agreements at December 31, 2013 and 2012, and included in fixed assets, were as follows:

	December 31, 2013	December 31, 2012
Computers and Computer Equipment	$80,400	$66,979
Less: Accumulated Depreciation	(51,367)	(26,271)

Net Book Value	$29,033	$40,708

Interest rates on capitalized leases are imputed based on the lower of Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

Note 13 – Stockholders’ Equity (Deficit)

Distributions to Shareholder

During the year ending December 31, 2013 and 2012, the Company made distributions of $49,972 and $78,800, respectively, to its sole-shareholder.

Accumulated Other Comprehensive Income

The following is a summary of the Company’s changes in accumulated other comprehensive income by component for the period January 1, 2012 through December 31, 2013:

Unrealized Gains And Losses on Available-for-Sale Securities
Balance – January 1, 2012	$—

Other comprehensive income before reclassifications	1,717
Amounts reclassified from accumulated other comprehensive income	—

Net current-period other comprehensive income	1,717

Balance – December 31, 2012	1,717

Other comprehensive income before reclassifications	—
Amounts reclassified from accumulated other comprehensive income	(1,717)

Net current-period other comprehensive income	—

Balance – December 31, 2013	$—

The following is a summary of the Company’s reclassifications out of accumulated other comprehensive income for the year ended December 31, 2013:

Details about Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income	Affected Line Item in the Statement Where Net Income is Presented
Unrealized gains and losses on available-for-sale securities
	$1,717	Net realized gain on sale of securities

	1,717	Total before tax
	—	Tax (expense) or benefit

	$1,717	Net of tax

The following is a summary of the Company’s reclassifications out of accumulated other comprehensive income for the year ended December 31, 2012:

Note 14 – Commitments and Contingencies

Operating Leases

The Company is obligated under various operating lease agreements for office facilities as follows:

California

In June 2012 the Company signed a twenty-four (24) month lease agreement for its office facilities in San Ramon, California expiring in May 2014. The lease requires base annual rent of approximately $31,000 for the first year, with 5.0% increments each year thereafter. Rent expense will be recognized on a straight line basis over the term of the lease.

Florida

In June 2013 the Company signed a Thirteen (13) month lease agreement for its office facilities in Fort Lauderdale, Florida expiring in July 2014. The lease requires base annual rent of approximately $14,000 during the term. The lease contains a one (1) month rent abatement period starting on June 10, 2014. Rent expense will be recognized on a straight line basis over the term of the lease. The lease was terminated in October 2013.

New York

In December 2012 the Company signed a twelve (12) month lease agreement for its office facilities in New York City, New York expiring in January 2014. The lease requires base annual rent of approximately $28,000 for the term. The lease contains a three (3) month rent abatement period, staggered throughout the term of the lease, starting on June 4, 2013. Rent expense will be recognized on a straight line basis over the term of the lease. The lease contains an automatic renewal option for periods of one (1) year and 7.00% increments in the base rent per renewal period.

New York

In June 2013 the Company signed a sixty-two (62) month lease agreement for its office facilities in New York City, New York expiring in August 2018. The lease requires base annual rent of approximately $221,000 for the term and the Company’s pro-rata charges for operating expenses and taxes. The Company obtained a letter of credit in the amount of $100,421.50 as required by the lease. The lease contains a seven (7) month rent abatement period, staggered throughout the term of the lease, starting on July 8, 2013. Rent expense will be recognized on a straight line basis over the term of the lease. The lease contains one option to cancel on October 31, 2016 with a full year’s notice.

Ohio

In June 2013 the Company signed a sixty-three (63) month lease agreement for its office facilities in Cincinnati, Ohio expiring in September 2018. The lease requires base annual rent of approximately $54,000 for the first year, with 2.5% increments each year thereafter. The lease contains a three (3) month rent abatement period starting on July 1, 2013. Rent expense will be recognized on a straight line basis over the term of the lease. The lease contains one option to renew for a term of sixty (60) months.

Month-to-Month Office Leases

The Company currently leases office space in Eden Prairie, Minnesota on a month to month basis. The lease calls for monthly payments of $600 and is based on two person occupancy. Monthly payments are increased 25.00% for each additional person.

During 2012 and 2013 the Company leased office space in Denver, Colorado on a month to month basis. The lease called for monthly payments of $244. The lease was terminated in November 2013.

Rent expense under all office leases totaled $261,642 and $55,393 for the years ended December 31, 2013 and 2012, respectively.

The Company is obligated under various operating lease agreements for equipment as follows:

In February 2012, the Company signed an operating lease agreement for computers and related equipment that expires February 2015. The lease requires 36 monthly payments of $323.15 beginning February 2012. Equipment lease expense under this lease agreement for the year ended December 31, 2013 and 2012 was $3,878 and $3,555, respectively.

In September 2012, the Company signed an operating lease agreement for computers and related equipment that expires September 2015. The lease requires 36 monthly payments of $910.77 beginning September 2012. Equipment lease expense under this lease agreement for the year ended December 31, 2013 and 2012 was $10,929 and $3,643, respectively.

In May 2013, the Company signed an operating lease agreement for computers and related equipment that expires May 2015. The lease requires 24 monthly payments of $1,774.48 beginning May 2013. Equipment lease expense under this lease agreement for the year ended December 31, 2013 and 2012 was $15,970 and $0, respectively.

In May 2013, the Company signed an operating lease agreement for computers and related equipment that expires May 2015. The lease requires 24 monthly payments of $1,549.05 beginning May 2013. Equipment lease expense under this lease agreement for the year ended December 31, 2013 and 2012 was $12,392 and $0, respectively.

Future minimum lease payments under these non-cancelable operating leases are approximately as follows:

Year Ending December 31
2014	$350,000
2015	295,000
2016	241,000
2017	261,000
2018	192,000

Total	$1,339,000

Deferred Rent

To induce the Company to enter into certain operating leases Landlords have granted free rent for various months over the term of occupancy. Rent expense recorded on the straight-line basis in excess of rents paid is recognized as deferred rent.

Note 15 – Income Tax Provision

The Company is taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the Company flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no tax liability at the federal level (with limited exceptions) as long as the S Corporation election is in effect.

Pro Forma Income Tax Information (Unaudited)

The unaudited pro forma income tax amounts, deferred tax assets and income tax rate included in the accompanying consolidated statements of operations and related income tax reflect the provision for income taxes which would have been recorded if the Company had been incorporated as a C Corporation as of the beginning of the first date presented.

Pro Forma Deferred Tax Assets

If the Company had been incorporated as of the beginning of the first date presented at December 31, 2013, the Company’s net operating loss (“NOL”) carry–forwards for Federal income tax purposes would have been $539,950 that may be offset against future taxable income through 2033; and the Company’s net deferred tax assets and valuation allowance would have been $183,583; and its valuation allowance would have increased approximately $183,583 for the year ended December 31, 2013.

Components of pro forma deferred tax assets are as follows:

	December 31, 2013	December 31, 2012
Net deferred tax assets – Non-current:
Expected income tax benefit from NOL carry-forwards	$183,583	$—
Less valuation allowance	(183,583)	(—)

Deferred tax assets, net of valuation allowance	$—	$—

Pro Forma Income Tax Provision in the Statements of Operations

A reconciliation of the pro forma federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Federal statutory income tax rate	34.0%	34.0%
Increase (reduction) in income taxes resulting from:
Net operating loss (“NOL”) carry-forwards	(34.0)	(—)

Effective income tax rate	0.0%	34.0%

Note 16 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through June 3, 2014 to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Consulting Agreement

On January 20, 2014, the Company entered into a one year consulting agreement with the following terms and conditions:

•	Compensation –

•	Initial services agreement $18,000 upon signing,

•	$5,000 per month thereafter starting March 15, 2014,

•	1% of the fully diluted capital structure of the Company on the filing of the initial Registration Statement on Form S1 or upon the Closing of a reverse merger into a public vehicle.

Leases

In February 2014, the Company signed a twenty-four month agreement to sub-lease a portion of it office facilities in New York City expiring in February 2016. The lease requires base annual rental payments to the Company of $120,000 for the term of the lease. Rental income will be recognized on a straight-line basis over the term of the lease. As part of the lease agreement, the Company received a $30,000 security deposit, which is shown as a liability on the accompanying condensed balance sheet.

In April 2014 the Company signed a lease amendment for its office facilities in San Ramon, California. The amendment extends the lease past the May 31, 2014 expiration date on a month to month basis with monthly rental payments of $2,836.

In April 2014, the Company signed a thirty-nine (39) month leases agreement for its office facilities in Pleasanton, California expiring in September 2017. The lease requires base annual rent of approximately $34,000 for the first year, with 3% increments each year thereafter. The lease contains a two (2) month rent abatement period starting on July 1, 2014. Rent expense will be recognized on a straight line basis over the term of the lease. The lease contains one option to renew for a term of sixty (36) months.

Debt

In April 2014, the Company amended the repayment schedules of the following debt:

•	The maturity date for debt offering (F), issued on July 23, 2013 for $25,000, was amended from April 2014 to no definite repayment schedule.

•	The maturity date for debt offering (G), issued on October 3, 2013 for $50,000, was amended from April 2014 to July 2014.

•	The maturity date for debt offering (J), issued on October 26, 2013 for $50,000, was changed from April 2014 to no definite repayment schedule

Merger

On May 14, 2014, the Company signed a binding letter of intent for a proposed merger of equals between a publicly traded company (“pubco”) and the Company. The potential merger would result in the Company receiving newly issued common shares equal to 50% of the pubco’s outstanding capitalization and the creation of a new company listed on the NASDAQ capital market. The merger is subject to the following pre-closing events:

•	100% of the pubco’s operations, assets and liabilities would be spun out to the pubco’s current management and the controlling shareholders in exchange for the cancellation of all of the pubco’s shares;

•	the elimination off all of the outstanding notes and interest payments due to the pubco’s largest creditor in exchange for a certain number of the Vehicle’s newly issued common stock, which shall be subject to a lock-up for at least one year;

•	an equity investment of approximately $5.1 million through the pubco’s largest creditor or others in a private placement offering of shares of a special purpose Nevada corporation in which subscriptions shall be exchanged for shares of the pubco’s common stock in conjunction with the closing of the merger; and

•	the offering proceeds from the financing shall be used for all merger-related expenses and for general corporate purposes of the newly formed company

Appendix E

Initial Koncepts, Inc. (dba Six Dimensions)

Initial Koncepts, Inc. (dba Six Dimensions)

Condensed Balance Sheets

	As of
	March 31, 2014	December 31, 2013
	(unaudited)
Assets

Current Assets
Cash	$42,302	$5,611
Accounts receivable	1,206,874	1,117,624
Unbilled revenues	181,076	131,844
Prepaid expenses and other current assets	80,822	47,457
Deferred costs	—	—

Total Current Assets	1,511,074	1,302,536

Property and Equipment, net	23,116	29,033

Other Assets
Restricted cash	110,534	110,499
Capitalized software, net	140,735	154,808
Security deposits	23,707	48,707
Due from related party	—	410,130
Total Other Assets	274,976	724,144

Total Assets	$1,809,166	$2,055,713

Liabilities and Stockholder’s Deficit

Current Liabilities
Accounts payable and accrued liabilities	$827,065	$818,316
Due to factor	782,831	870,295
Current maturities of capital lease liability	48,182	52,892
Current maturities of notes payable	586,600	586,600
Security deposit payable	30,000	—

Total Current Liabilities	2,274,678	2,328,103

Long-Term Liabilities
Capital lease liability, net of current maturities	121,875	131,348
Notes payable, net of current maturities	58,370	60,020
Other liabilities	68,518	73,192

Total Long-Term Liabilities	248,763	264,560

Total Liabilities	2,523,441	2,592,663

Commitment and Contingencies

Stockholder’s Deficit
Common stock, par value $0.01: 500,000 shares authorized; 300,000 shares issued and outstanding	3,000	3,000
Accumulated Deficit	(717,275)	(539,950)

Total Stockholder’s Deficit	(714,275)	(536,950)

Total Liabilities and Stockholder’s Deficit	$1,809,166	$2,055,713

See accompanying notes to the condensed financial statements

Initial Koncepts, Inc. (dba Six Dimensions)

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Revenues	$2,654,575	$2,248,595

Cost of revenues	1,565,966	1,498,395

Gross margin	1,088,609	750,200

Operating expenses
Compensation	474,878	579,431
Professional fees	56,174	2,388
Selling, general and administrative	266,887	188,228

Total operating expenses	797,939	770,047

Income (loss) from operations	290,670	(19,847)

Other income (expense)
Interest and dividend income	46,526	30
Interest expense	(56,700)	(21,776)
Realized gain on sale of marketable securities	—	4,817
Other income	10,000	—

Other expense, net	(174)	(16,929)

Net income (loss)	$290,496	$(36,776)

Net income (loss) per common share - basic and diluted	$0.97	$(0.12)

Weighted average common shares outstanding
Basic and diluted	300,000	300,000

See accompanying notes to the condensed financial statements

Initial Koncepts, Inc. (dba Six Dimensions)

Condensed Statements of Comprehensive Income (Loss)

(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Net income (loss)	$290,496	$(36,776)

Other comprehensive income (loss):
Net unrealized gain on marketable securities	—	3,100
Reclassification to realized gain on sale of marketable securities		(4,817)

Other comprehensive income (loss)	—	(1,717)

Comprehensive income (loss)	$290,496	$(38,493)

See accompanying notes to the condensed financial statements

Initial Koncepts, Inc. (dba Six Dimensions)

Condensed Statement of Stockholder’s Deficit

For the Three Months Ended March 31, 2014

(Unaudited)

	Common stock, par value $0.01		Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
Balance, January 1, 2014	300,000	$3,000	$(539,950)	$(536,950)
Distribution to stockholder			(467,821)	(467,821)
Net Income			290,496	290,496

Balance, March 31, 2014	300,000	$3,000	$(717,275)	$(714,275)

See accompanying notes to the condensed financial statements

Initial Koncepts, Inc. (dba Six Dimensions)

Condensed Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Cash Flows From Operating Activities:
Net income (loss)	$290,496	$(36,776)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	19,990	5,945
Amortization of debt issuance costs	—	2,629
Realized gain on sale of marketable securities	—	(4,817)
Deferred Rent	(4,674)	—
Restricted Cash	(35)	—
Changes in operating assets and liabilities:
Accounts receivable	(89,250)	(14,896)
Unbilled revenues	(49,232)	(321,048)
Prepaid expenses and other current assets	(33,365)	(5,852)
Security deposits	55,000	(5,160)
Accounts payable and accrued liabilities	8,749	222,380
Deferred Revenue	—	97,440

Net Cash Provided by (Used in) Operating Activities	197,679	(60,155)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	—	27,748
Loans to related parties	(46,433)	(28,135)

Net Cash Used in Investing Activities	(46,433)	(387)

Cash Flows From Financing Activities:
Gross proceeds on line of credit	—	2,171,763
Repayments on line of credit	—	(2,141,500)
Gross proceeds on factor borrowing	2,983,542	—
Repayments on factor borrowing	(3,071,006)	—
Distribution to shareholder	(11,258)	—
Repayment of capital lease obligations	(14,183)	(5,894)
Repayment of notes payable	(1,650)	(1,650)
Debt issuance costs	—	(6,250)

Net Cash (Used in) Provided by Financing Activities	(114,555)	16,469

Net change in cash	36,691	(44,073)

Cash, beginning of period	5,611	78,180

Cash, end of period	$42,302	$34,107

Supplemental disclosures of cash flow information:
Interest paid	$56,700	$21,776

Supplemental disclosure of non-cash investing and financing activities:
Capital lease of computer equipment	$—	$13,421

Reclassification of due from related party as profit distribution	$456,563	$—

Net unrealized gain on marketable securities	$—	$3,100

See accompanying notes to the condensed financial statements

Initial Koncepts, Inc. (dba Six Dimensions)

Notes to the Condensed Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Initial Koncepts, Inc. (dba Six Dimensions)

Initial Koncepts, Inc. (the “Company”) was incorporated under the laws of the State of California on February 9, 2004. The Company provides enterprise implementation and integration consulting and staffing services to customers throughout the United States.

Note 2 – Liquidity

At December 31, 2013, the Company had a cash balance of approximately $6,000 and a working capital deficiency of approximately $1,026,000. At March 31, 2014, the Company had a cash balance of approximately $42,000 and a working capital deficiency of approximately $764,000. In 2013, the Company principally financed its operations from using proceeds from issuance of notes and factoring its sales invoices. Although the Company had a net loss for the year ended December 31, 2013, the Company had net income and net cash flows from operations of approximately $290,000 and $198,000, respectively, for the three months ended March 31, 2014. Furthermore, prior to 2013, the Company had a history of profitability. Although management believes that the Company’s liquidity as of March 31, 2014, might not be sufficient to achieve its business plans, the Company signed a binding letter of intent on May 14, 2014 that will result in the Company raising approximately $5.1 million in an equity financing. The proceeds of the financing will be used for potential mergers and acquisitions as well as funding new lines of business.

Note 3 – Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The accompanying unaudited condensed financial statements of the Company should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2013 included elsewhere in the Company’s Proxy Statement. The accompanying condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and the rules and regulations of the SEC. Accordingly, since they are interim statements, the accompanying condensed financial statements do not include all of the information and notes required by U.S. GAAP for annual financial statements, but reflect all adjustments consisting of normal, recurring adjustments, that are necessary for a fair presentation of the financial position as of March 31, 2014 and results of operations and cash flows for the interim periods presented. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the operating results for the full fiscal year or any future period. The December 31, 2013 balance sheet information was derived from the audited financial statements as of that date.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the condensed financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business;

(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole;

(iii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Due to inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in these estimates.

Fair Value of Financial Instruments

The Company has categorized its financial assets and liabilities measured at fair value into a three level hierarchy in accordance with the FASB’s guidance. Fair value is defined as an exit price, the amount that would be received upon the sale of an asset or paid upon the transfer of a liability in an orderly transaction between market participants at the measurement date. The degree of judgment utilized in measuring the fair value of assets and liabilities generally correlates to the level of pricing observability. Financial assets and liabilities with readily available, actively quoted prices or for which fair value can be measured from actively quoted prices in active markets generally have more pricing observability and require less judgment in measuring fair value. Conversely, financial assets and liabilities that are rarely traded or not quoted have less price observability and are generally measured at fair value using valuation models that require more judgment. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency of the asset, liability or market and the nature of the asset or liability.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, unbilled revenues, prepaid expense and other current assets, accounts payable and accrued liabilities, and due to factor, approximate their fair values because of the short maturity of these instruments.

The Company’s capital lease liability and notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at March 31, 2014 and December 31, 2013.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company estimates the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Management charges balances off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company determines when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. As of March 31, 2014 and December 31, 2013, the allowance for doubtful accounts was not material. Bad debt expense is included in general and administrative expenses.

The Company does not have any off-balance-sheet credit exposure to its customers.

Revenue Recognition

The Company recognizes revenue from the provision of professional services when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Appropriate allowances for returns and discounts are recorded concurrent with revenue recognition.

Revenues recognized in excess of the amounts invoiced to clients are classified as unbilled revenues.

Income Tax Provision

The Company is taxed as an S Corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the Company flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, the Company will have no tax liability at the federal level (with limited exceptions) as long as the S Corporation election is in effect.

In addition, the Company has elected to be treated as a Subchapter S corporation for Arizona, California, Colorado, Kentucky, Massachusetts, Ohio and Virginia corporate income tax purposes. This treatment imposes individual income taxes on the shareholder’s respective shares of corporate profits and results in a significantly reduced corporate level state tax.

The income allocable to each shareholder is subject to examination by federal and state taxing authorities. In the event of an examination of the income tax returns, the tax liability of the stockholders could be changed if an adjustment in the income is ultimately determined by the taxing authorities. As of December 31, 2013, the tax returns of the Company for the years 2010 through 2013 remain open for the Internal Revenue Service and various state authorities.

Accordingly, these financial statements do not reflect a provision for income taxes. Minimum and franchise taxes assessed by states and local agencies are reported in selling, general and administrative expenses in the condensed statement of operations.

The Company’s records interest and penalties as a component of selling, general and administrative expenses. There were no amounts accrued for penalties or interest as of March 31, 2014 and December 31, 2013 or during the three months ended March 31, 2014 and 2013. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Certain transactions of the Company may be subject to accounting methods for federal income tax purposes that differ significantly from the accounting methods used in preparing the statements in accordance with U.S. GAAP. Accordingly, the taxable income of the Company reported for federal income tax purposes may differ from net income in these condensed financial statements.

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits as of March 31, 2014 and December 31, 2013.

Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants. During the three months ended March 31, 2014 and 2013, the Company has no common stock equivalents outstanding.

Reclassification

Certain accounts in the comparative financial statements have been reclassified to conform to the current year’s presentation. These reclassifications have no effect on the prior period’s net loss.

Subsequent Events

The Company evaluated subsequent events through the date when the financial statements are issued.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued Accounting Standard Update (“ASU”) 2014-08, “Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360).” This new standard raises the threshold for disposals to qualify as discontinued operations, allows companies to have significant continuing involvement and continuing cash flows with the discontinued operation, and provides for new and additional disclosures of discontinued operations and individually material disposal transactions. The Company anticipates adopting the new standard when it becomes effective in the first quarter of 2015.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed financial statements.

Note 4 – Related Party Transactions:

Due from Related Party

The Company has a loan outstanding to its sole stockholder. During the three months ended March 31, 2014 and 2013, the Company advanced monies totaling $46,433 and $28,135 to this individual. The receivable bears interest at 2.64% with no definite repayment terms. The balance as of December 31, 2013 was $410,130. On March 31, 2014, the loan balance of $456,563 was eliminated as the Company treated the loan balance as a stockholder distribution.

Storage Lease

The Company presently leases a storage facility on a month to month basis from a related company. Monthly rental payments are $600. Rent expense totaled $1,800 and $1,800 for the three months ended March 31, 2014 and 2013, respectively.

Note 5 – Letter of Credit and Restricted Cash:

The Company has secured a standby letter of credit for the benefit of RFR/SF17 State Street L.P. for the required security deposit on their office facility in New York.

The Bank letter of credit is in the amount of $110,422. The letter of credit expires on July 01, 2014 and contains automatic renewal periods of one year.

The fair value of these letters of credit approximates their contract values. The letter of credit was collateralized by $110,534 and $110,499 of cash at March 31, 2014 and December 31, 2013, respectively, which was reported as restricted on the condensed balance sheets.

Note 6 – Due to Factor:

On August 6, 2013, the Company signed a one year agreement with a financial services company for the purchase and sale of accounts receivables with a recourse basis. The financial services company commenced funding during August 2013. The financial services company advances up to 90% of qualified customer invoices, less applicable discount fees, and holds the remaining 10% as a reserve until the customer pays the financial services company. The released reserves are returned to the Company. The Company is charged .7% for the first 30 days outstanding plus prime plus 1.75% daily for funds outstanding over 30 days. Uncollectable customer invoices are charged back to the Company after 90 days. At March 31, 2014, the advances from the factor, inclusive of fees, amounted to $882,794 which was offset against due from factor of $99,963. At December 31, 2013, the advances from the factor, inclusive of fees, amounted to $977,160 which was offset against due from factor of $106,865. Advances from the factor are collateralized by substantially all assets of the Company.

Note 7 – Stockholder’s Deficit

Distribution to Stockholder

During the three months ended March 31, 204 and the year ended December 31, 2013, the Company made distributions of $467,821 and $49,972, respectively to its sole stockholder.

Note 8 – Commitments and Contingencies

Operating Leases

The Company is obligated under various operating lease agreements for office facilities in California, Florida, New York and Ohio. In addition, the Company leases office facilities on a month-to month basis in Minnesota and Colorado.

Rent expense under all office leases aggregated $88,972 and $33,659 for the three months ended March 31, 2014 and 2013, respectively and recorded in selling, general and administrative expenses in the accompanying condensed statement of operations.

The Company is also obligated under various operating lease agreements for equipment. Rent expenses under all equipment leases aggregated $13,671 and $3,701 for the three months ended March 31, 2014 and 2013, respectively and recorded in selling, general and administrative expenses in the accompanying condensed statement of operations.

New York Office Sub-lease

In February 2014, the Company signed a twenty-four (24) month agreement to sub-lease a portion of it office facilities in New York City expiring in February 2016. The lease requires base annual rental payments to the Company of $120,000 for the term of the lease. Rental income will be recognized on a straight-line basis over the term of the lease. As part of the lease agreement, the Company received a $30,000 security deposit, which is shown as a liability on the accompanying condensed balance sheet.

Deferred Rent

To induce the Company to enter into certain operating leases, landlords have granted free rent for various months over the term of occupancy. Rent expenses recorded on the straight-line basis in excess of rents paid is recognized as deferred rent. As of March 31, 2013 and December 31, 2012, deferred rent was $68,518 and $73,192, respectively.

Consulting Agreement

On January 20, 2014, the Company entered into a one year consulting agreement with the following terms and conditions:

•	Compensation –

•	Initial services agreement $18,000,

•	$5,000 per month thereafter starting March 15, 2014,

•	1% of the fully diluted capital structure of the Company on the filing of the initial Registration Statement on Form S1 or upon the closing of a reverse merger transaction into a public entity

Note 9 – Concentrations and Credit Risks

Revenues

For the three months ended March 31, 2014 and 2013, the Company had the following concentrations of revenues with customers:

Customer	Three months ended March 31, 2014	Three months ended March 31, 2013
A	14%	—%
B	14%	—%
C	10%	—%
D	10%	—%
E	—%	11%
F	—%	13%

Accounts Receivable

As of March 31, 2014 and December 31, 2013, the Company had the following concentrations of accounts receivable with customers:

Customer	As of March 31, 2014	As of December 31, 2013
A	15%	—%
B	12%	—%
C	19%	17%
D	—%	12%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Note 12 – Subsequent Events

In April 2014 the Company signed a lease amendment for its office facilities in San Ramon, California. The amendment extends the lease past the May 31, 2014 expiration date on a month to month basis with monthly rental payments of $2,836.

In April 2014, the Company amended the repayment schedules of the following debt:

•	The maturity date for debt offering (F), issued on July 23, 2013 for $25,000, was amended from April 2014 to due on demand.

•	The maturity date for debt offering (G), issued on October 3, 2013 for $50,000, was amended from April 2014 to July 2014.

•	The maturity date for debt offering (J), issued on October 26, 2013 for $50,000, was changed from April 2014 to due on demand.

In April 2014, the Company signed a thirty-nine (39) month leases agreement for its office facilities in Pleasanton, California expiring in September 2017. The lease requires base annual rent of approximately $34,000 for the first year, with 3% increments each year thereafter. The lease contains a two (2) month rent abatement period starting on July 1, 2014. Rent expense will be recognized on a straight line basis over the term of the lease. The lease contains one option to renew for a term of sixty (36) months.

On May 14, 2014, the Company signed a binding letter of intent for a proposed merger of equals between a publicly traded company (“pubco”) and the Company. The potential merger would result in the Company receiving newly issued common shares equal to 50% of the pubco’s outstanding capitalization and the creation of a new company listed on the NASDAQ capital market. The merger is subject to the following pre-closing events:

•	100% of the pubco’s operations, assets and liabilities would be spun out to the pubco’s current management and the controlling shareholders in exchange for the cancellation of all of the pubco’s shares;

•	the elimination off all of the outstanding notes and interest payments due to the pubco’s largest creditor in exchange for a certain number of the Vehicle’s newly issued common stock, which shall be subject to a lock-up for at least one year;

•	an equity investment of approximately $5.1 million through the pubco’s largest creditor or others in a private placement offering of shares of a special purpose Nevada corporation in which subscriptions shall be exchanged for shares of the pubco’s common stock in conjunction with the closing of the merger; and

•	the offering proceeds from the financing shall be used for all merger-related expenses and for general corporate purposes of the newly formed company

Appendix F

Cleantech Innovations, Inc. and Subsidiaries

(DBA Six Dimensions)

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2013

	Six Dimensions	Cleantech Innovations	Pro Forma Adjustments	Note #	Pro Forma
Assets

Current Assets
Cash and equivalents	$5,611	$8,178	$4,266,822	1,2,4	$4,280,611
Restricted cash	—	244,427	(244,427)	1	—
Accounts receivable, net	1,117,624	2,000,914	(2,000,914)	1	1,117,624
Other receivables and deposits, net	—	2,758,253	(2,758,253)	1	—
Retentions receivable, net	—	1,051,227	(1,051,227)	1	—
Advances to suppliers, net	—	466,878	(466,878)	1	—
Inventories, net	—	6,061,974	(6,061,974)	1	—
Notes receivable	—	738,080	(738,080)	1	—
Unbilled revenues	131,844	—	—		131,844
Prepaid expenses and other current assets	47,457	—	—		47,457

Total Current Assets	1,302,536	13,329,931	(9,054,931)		5,577,536

Property and Equipment, net	29,033	11,853,575	(11,853,575)		29,033

Other Assets
Restricted cash	110,499	—	—		110,499
Advances for equipment purchase	154,808	336,822	(336,822)	1	154,808
Prepayments	48,707	321,248	(321,248)	1	48,707
Land use rights and patents, net	410,130	4,162,058	(4,162,058)	1	410,130

Total Other Assets	724,144	4,820,128	(4,820,128)		724,144

Total Assets	$2,055,713	$30,003,634	$(25,728,634)		$6,330,713

Liabilities and Stockholder’s Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$818,316	$7,142,632	$(7,142,632)	1	$818,316
Advances from customers	—	243,171	(243,171)	1	—
Due to factor	870,295	—	—		870,295
Current maturities of capital lease liability	52,892	—	—		52,892
Current maturities of notes payable	586,600	12,952,396	(13,197,396)	1,2,3	341,600
Short term payable, net of unamortized interest	—	442,827	(442,827)	1	—

Total Current Liabilities	2,328,103	20,781,026	(21,026,026)		2,083,103

Long-Term Liabilities
Capital lease liability, net of current maturities	131,348	—	—		131,348
Notes payable, net of current maturities	60,020	—	—		60,020
Other liabilities	73,192	—	—		73,192

Total Long-Term Liabilities	264,560	—	—		264,560

Total Liabilities	2,592,663	20,781,026	(21,026,026)		2,347,663

Commitment and Contingencies

Stockholder’s Deficit
Preferred stock, par value $0.00001: 10,000,000 shares authorized; none issued or outstanding	—	—	—		—
Common stock, par value $0.00001: 100,000,000 shares authorized; 60,000,000 shares issued and outstanding	3,000	250	(2,650)	1	600
Additional paid in capital	—	20,649,092	(16,126,692)	1,2,3,4	4,522,400
Statutory reserve fund	—	1,104,138	(1,104,138)	1	—
Accumulated other comprehensive income	—	4,105,963	(4,105,963)	1	—
Accumulated Deficit	(539,950)	(16,636,835)	16,636,835	1	(539,950)

Total Stockholder’s Equity (Deficit)	(536,950)	9,222,608	(4,702,608)		3,983,050

Total Liabilities and Stockholder’s Deficit	$2,055,713	$30,003,634	$(25,728,634)		$6,330,713

Pro Forma Adjustments:

1.	To effectuate merger between Initial Koncepts, Inc and Cleantech Innovation Holdings, Inc. and to split off Cleantech Innovation Holdings, Inc.’s operations.
2.	To record the sale of common stock for $5,100,000.
3	To convert $245,000 in short-term Six Dimensions loans into shares of common stock.
4.	To record the issuance costs of approximately $825,000.

Cleantech Innovations, Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2014

	Six Dimensions	Cleantech Innovations	Pro Forma Adjustments	Note #	Pro Forma
Assets

Current Assets
Cash and equivalents	$42,302	$414,097	$3,860,903	1,2,4	$4,317,302
Marketable securities	—	—	—		—
Accounts receivable, net	1,206,874	2,235,719	(2,235,719)	1	1,206,874
Other receivables and deposits, net	—	2,568,041	(2,568,041)	1	—
Retentions receivable, net	—	532,603	(532,603)	1	—
Advances to suppliers, net	—	166,291	(166,291)	1	—
Inventories, net	—	6,467,863	(6,467,863)	1	—
Notes receivable	—	15,604	(15,604)	1	—
Unbilled revenues	181,076	—	—		181,076
Prepaid expenses and other current assets	80,822	—	—		80,822

Total Current Assets	1,511,074	12,400,218	(8,125,218)		5,786,074

Property and Equipment, net	23,116	11,595,758	—		11,618,874

Other Assets
Restricted cash	110,534	—	—		110,534
Advances for equipment purchase	—	351,842	(351,842)	1	—
Prepayments	—	316,598	(316,598)	1	—
Land use rights and patents, net	—	4,101,536	(4,101,536)	1	—
Capitalized software, net	140,735	—	—		140,735
Security deposits	23,707	—	—		23,707

Total Other Assets	274,976	4,769,976	(4,769,976)		274,976

Total Assets	$1,809,166	$28,765,952	$(12,895,194)		$17,679,924

Liabilities and Stockholder’s Deficit

Current Liabilities
Accounts payable and accrued liabilities	$827,065	$6,938,339	$(6,938,339)	1	$827,065
Advances from customers	—	299,197	(299,197)	1	—
Advances from shareholder	—	$929,679	(929,679)	1	—
Due to factor	782,831	—	—		782,831
Current maturities of capital lease liability	48,182	—	—		48,182
Current maturities of notes payable	586,600	10,688,951	(10,933,951)	1,2	341,600
Short term payable, net of unamortized interest	—	453,992	(453,992)	1	—
Security deposit payable	30,000	—	—		30,000

Total Current Liabilities	2,274,678	19,310,158	(19,555,158)		2,029,678

Long-Term Liabilities
Capital lease liability, net of current maturities	121,875	—	—		121,875
Notes payable, net of current maturities	58,370	—	—		58,370
Other liabilities	68,518	—	—		68,518

Total Long-Term Liabilities	248,763	—	—		248,763

Total Liabilities	2,523,441	19,310,158	(19,555,158)		2,278,441

Commitment and Contingencies

Stockholder’s Equity
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
Common stock, par value $0.00001: 100,000,000 shares authorized; 24,982,822 shares issued and outstanding	3,000	250	(2,650)	1	600
Additional paid in capital	—	20,649,092	(4,530,934)	1,2,3,4	16,118,158
Statutory reserve fund	—	1,104,138	(1,104,138)	1	—
Accumulated other comprehensive income	—	3,888,194	(3,888,194)	1	—
Accumulated Deficit	(717,275)	(16,185,880)	16,185,880	1	(717,275)

Total Stockholder’s Deficit	(714,275)	9,455,794	6,659,964		15,401,483

Total Liabilities and Stockholder’s Equity	$1,809,166	$28,765,952	$(12,895,194)		$17,679,924

Pro Forma Adjustments:

1.	To effectuate merger between Initial Koncepts, Inc and Cleantech Innovation Holdings, Inc. and to split off Cleantech Innovation Holdings, Inc.’s operations.
2.	To record the sale of common stock for $5,100,000.
3	To convert $245,000 in short-term Six Dimensions loans into shares of common stock.
4.	To record the issuance costs of approximately $825,000.

Cleantech Innovations, Inc. and Subsidiaries

Unaudited Proforma Condensed Statement of Operations

For the Year Ended December 31, 2013

	For the Three Months Ended		Pro Forma Adjustments	Note #	Pro Forma
	Six Dimensions	Cleantech Innovations
Revenues	$9,200,313	$5,894,264	$(5,894,264)	1	$9,200,313

Cost of revenues	6,074,067	8,062,625	(8,062,625)	1	6,074,067

Gross margin	3,126,246	(2,168,361)	2,168,361		3,126,246

Operating expenses
Compensation	2,721,131	—	—		2,721,131
Professional fees	61,940	—	—		61,940
Selling, general and administrative	1,006,157	2,859,057	(2,859,057)	1	1,006,157
Bad debt	—	7,911,884	(7,911,884)	1	—

Total operating expenses	3,789,228	10,770,941	(10,770,941)		3,789,228
Income (loss) from operations	(662,982)	(12,939,302)	12,939,302		(662,982)

Other income (expense)
Interest and dividend income	129	730	(730)	1	129
Interest expense	(154,549)	(3,635,046)	3,642,396	1,5	(147,199)
Net gain on sale of marketable securities	4,817	—	—		4,817
Other income	22	142,298	(142,298)	1	22

Other expense, net	(149,581)	(3,492,018)	3,499,368		(142,231)

Income (loss) before income tax expense	(812,563)	(16,431,320)	16,438,670		(805,213)

Income tax expense	—	—	—		—

Net income (loss)	(812,563)	(16,431,320)	16,438,670		(805,213)
Net unrealized gain on marketable securities	(1,717)	—	—		(1,717)
Foreign currency translation (loss)	—	1,001,556	(1,001,556)		—

Comprehensive income (loss)	$(814,280)	$(15,429,764)	$15,437,114		$(806,930)

Pro Forma Adjustments:

5.	To reduce interest to reflect the conversion of $245,000 in short-term Six Dimensions loans into shares of common stock.
6.	The Company estimates that there will be an additional $250,000 in public company costs. Such costs have not been included in the above unaudited pro forma condensed statement of operations.

Cleantech Innovations, Inc. and Subsidiaries

Unaudited Proforma Condensed Statement of Operations

For the Three Months Ended March 31, 2014

	Six Dimensions	Cleantech Innovations	Pro Forma Adjustments	Note #	Pro Forma
Revenues	$2,654,575	$1,927,593	$(1,927,593)	1	$2,654,575

Cost of revenues	1,565,966	1,538,078	(1,538,078)	1	1,565,966

Gross margin	1,088,609	389,515	(389,515)		1,088,609

Operating expenses
Compensation	474,878	—	—		474,878
Professional fees	56,174	—	—		56,174
Selling, general and administrative	266,887	371,428	(371,428)	1	266,887
Reverse of bad debt allowance	—	(709,595)	709,595	1	—

Total operating expenses	797,939	(338,167)	338,167		797,939

Income (loss) from operations	290,670	727,682	(727,682)		290,670

Other income (expense)
Interest and dividend income	46,526	235	(235)	1	46,526
Interest expense	(56,700)	(279,499)	308,899	1,5	(27,300)
Other income	10,000	2,538	(2,538)	1	10,000

Other expense, net	(174)	(276,726)	306,126		29,226

Income (loss) before income tax expense	290,496	450,956	(421,556)		319,896

Income tax expense	—	—	79,974	6	79,974

Net income (loss)	290,496	450,956	(501,530)		239,922
Foreign currency translation (loss)	—	(217,469)	217,469		—

Comprehensive income (loss)	$290,496	$233,487	$(284,061)		$239,922

Pro Forma Adjustments:

5.	To reduce interest to reflect the conversion of $245,000 in short-term Six Dimensions loans into shares of common stock.
6.	The Company intends to reorganize as a Federal C-Corp. The pro forma adjustment includes a statutory 35% estimate.
7.	The Company estimates that there will be an additional quarterly $62,500 in public company costs. Such costs have not been included in the above unaudited pro forma condensed statement of operations.

Cleantech Innovations, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Statements of Operations

1.	Basis of Presentation

The following unaudited pro forma consolidated financial statements of 6D Global Technologies, Inc., formally known as Cleantech Innovations, Inc. and subsidiaries, (the “Company”) and Initial Koncepts, Inc. (dba Six Dimensions) (“6D”) are provided to assist you in your analysis of the financial aspects of the proposed consolidated entity on a non-generally accepted accounting principle basis.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 and the three months ended March 31, 2014 combined the historical statements of operations of the Company and 6D for the year ended December 31, 2013 and the three months ended March 31, 2014.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of both the Company and 6D as of December 31, 2013 and March 31, 2014.

The pro forma is presented as if the below transaction was accounted for as an acquisition under common control. All assets and liabilities were merged into the Company at their carrying values.

2.	Acquisition of Six Dimensions

The Share Exchange Transaction

On June 13, 2014, the Company entered into an Agreement and Plan of Share Exchange (the “Merger Agreement”) with 6D, a California Corporation and the shareholder of 6D, Mr. Tejune Kang, founder and CEO, who is an American technology executive born and raised in Silicon Valley, California (the “6D Shareholder”), pursuant to which, subject to certain conditions, 6D will become a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, the Company will acquire all of the shares of 6D (the “Six Dimensions Shares”) from the 6D Shareholder solely in exchange for 266,787,609 newly issued shares of the Company’s common stock (the “Exchange Shares”). At the effective time of the Merger (the “Closing”), the Exchange Shares will be issued to the 6D shareholders on a pro rata basis, in proportion to the ratio that the number of 6D Shares held by the 6D shareholders bear to the pro rata portion of 6D Shares held by all the holders of shares of 6D as of the Closing. It is anticipated that upon completion of the Merger and the issuance of the Exchange Shares, the current stockholders of 6D will own approximately 50% of the then outstanding shares of the Company’s common stock and the then-current holders of the outstanding common stock of the Company will own the balance.

Amendments

Prior to the Closing, the Company will obtain shareholder approval to amend its Articles of Incorporation to (i) change its authorized capital stock to 1,200,000,000 shares which will be designated common stock, (ii) change the name of the Company to “6D Global Technologies, Inc.”, (iii) authorize the conversion of the Company into a corporation organized under the laws of the State of Delaware, (iv) complete the spin-off of all of the Company’s China-based operations and assets to the Company’s former management team led by Bei Lu, in exchange for the satisfaction and/or assumption of all liabilities of the Company in excess of $500.00 and the return of 17,729,403 shares of common stock held by Bei Lu, Dianfu Lu, Wenge Chen, Ping Chen, Shengfen Lin and certain other shareholders; (v) obtain NYGG (Asia) Ltd.’s consent to convert all of its notes, debts and other liabilities made to or on behalf of the Company, into 242,534,190 shares of the Company’s common stock. In addition, the Company must maintain the listing of its common stock on the NASDAQ Stock Market.

Additionally, prior to the Closing and pursuant to the Merger Agreement, 6D intends to complete a private placement equity offering to raise between $3,000,000 and $5,100,000 at $0.30 per share (the “Financing Shares”). Following the Closing, the Financing Shares will be converted on a 1:1 basis into common stock of the Registrant.

3.	Pro-forma Adjustments

The December 31, 2013 and March 31, 2014 pro-forma financial statements gives effect to the following transactions as if they had occurred at January 1, 2013:

1. To effectuate merger between 6D and the Company and to split off the Company’s operations, all balance sheet and statement of operation amounts of the Company were reversed. The two exceptions were the par value of common stock and additional paid in capital, which were adjusted accordingly.

2. The sale of $5,100,000 in common stock was recorded.

3. $245,000 in short-term 6D loans were converted into shares of common stock.

4. The stock issuance costs of approximately $825,000 were recorded.

5. Interest expense was reduced to reflect the conversion of $245,000 in short-term 6D loans into shares of common stock.

6. The Company intends to reorganize as a Federal C-Corp. The pro forma adjustment includes a statutory 35% estimate.

7. The Company estimates that there will be an additional quarterly $62,500 ($250,000 annually) in public company costs. Such costs have not been included in the unaudited pro forma condensed statement of operations.

Appendix G

CERTIFICATE OF INCORPORATION

OF

6D GLOBAL TECHNOLOGIES, INC.,

a Delaware Corporation

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

ARTICLE I

The name of this corporation shall be: 6D Global Technologies, Inc.

ARTICLE II

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

ARTICLE III

The purpose for which the corporation is organized is to transact any lawful business for which corporations may be incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of all classes of stock that the corporation shall be authorized to issue is 1,300,000,000 shares, of which (a) 1,200,000,000 shares shall be designated common stock, par value $0.00001 per share (“Common Stock”) and (b) 100,000,000 shares shall be designated blank-check preferred stock, par value $0.00001 per share (“Preferred Stock”).

A. Preferred Stock

1. Issuance in Series. The Preferred Stock may be divided into and issued in one or more series. The board of directors is hereby vested with authority from time to time to establish and designate such series, and within the limitations prescribed by law or set forth herein, to fix and determine the relative rights and preferences of the shares of any series so established but all shares of Preferred Stock shall be identical except as to the following relative rights and preferences as to which there may be variations between different series: (a) the rate of dividend and the terms and conditions including the relative rights of priority, if any, of payment of dividends; (b) the price at and the terms and conditions including the relative rights of priority, if any, on which shares may be redeemed; (c) the amount payable including the relative rights of priority, if any, upon shares in event of involuntary liquidation; (d) the amount payable including the relative rights of priority, if any, upon shares in event of voluntary liquidation; (e) sinking fund provisions for the redemption or purchase of shares; (f) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; (g) the nature of any dividends, whether cumulative, noncumulative or otherwise; (h) the repurchase obligations including the relative rights of priority, if any, of the corporation with respect to such shares; and (i) voting rights. The board of directors shall exercise such authority by the adoption of a resolution or resolutions as prescribed by law.

2. Dividends. The holders of each series of Preferred Stock at the time outstanding shall be entitled to receive, when and as declared to be payable by the board of directors, out of any funds legally available for the payment thereof, dividends subject to the terms and conditions including the relative rights of priority, if any, and at the rate theretofore fixed by the board of directors for such series of Preferred Stock that have theretofore been established, and no more.

3. Preferences on Liquidation. In the event of any dissolution, liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of each series of the then outstanding Preferred Stock shall be entitled to receive the amount fixed for such purpose and subject to the terms and conditions including the relative rights of priority, if any, set forth in the resolution or resolutions of the board of directors establishing the respective series of Preferred Stock that might then be outstanding together with a sum equal to the amount of all accumulated and unpaid dividends thereon at the dividend rate fixed therefor in the aforesaid resolution or resolutions. After such payment to such holders of Preferred Stock, the remaining assets and funds of the corporation shall be distributed pro rata among the holders of the Common Stock. A consolidation, merger or reorganization of the corporation with any other corporation or corporations or a sale of all or substantially all of the assets of the corporation shall be considered a dissolution, liquidation or winding up of the corporation within the meaning of these provisions.

B. Common Stock

1. Dividends. Subject to all the rights of the Preferred Stock or any series thereof, and on the conditions set forth in Part A of this Article IV or to any resolution of the board of directors providing for the issuance of any series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

2. Voting Rights. Each holder of Common Stock shall be entitled to one vote for each share held.

C. Provisions Applicable To All Classes

1. No Preemptive Rights. No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

2. Cumulative Voting. No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

3. Authority to Purchase own Shares. The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

ARTICLE V

The name and the mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Tejune Kang	[insert]

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

ARTICLE VIII

No contract or other transaction between the corporation and any other person (as used herein the term “person” means an individual, firm, trust, partnership, association, corporation, or other entity) shall be affected or invalidated by the fact that any director of the corporation is interested in or is a member, director, or an officer of, such other person, and any director may be a party to or may be interested in any contract or transaction of the corporation or in which the corporation is interested; and no contract, act or transaction of the corporation with any person shall be affected or invalidated by the fact that any director of the corporation is a party to, or interested in, such contract, act or transaction, or in any way connected with such person. Each and every person who may become a director of the corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any person in which he may in any way be interested, provided that the fact of such interest shall have been disclosed to, or shall be known by, the other directors or the shareholders of the corporation, as the case may be, acting upon or with reference to such act, contract or transaction, even though the presence at a meeting or vote or votes of such interested director might have been necessary to obligate the corporation upon such act, contract or transaction.

ARTICLE IX

Each person who serves or has served as a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Law of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

ARTICLE X

Any action required by the Delaware Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holder of holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XI

The Corporation shall provide indemnification as follows:

(a) The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b) The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this paragraph (b) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

(c) Notwithstanding any other provisions of this Article XI, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article XI, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.

(d) In the event of any threatened or pending action, suit, proceeding or investigation of which the Corporation receives notice under this Article XI, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article XI; and provided further that no such advancement of expenses shall be made under this Article XI if it is determined that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

(e) No amendment, termination or repeal of this Article XI or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

ARTICLE XII

Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that any amendment or repeal of Article XI and Article XII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS THEREOF, StationDigital Corporation has caused this certificate to be signed by the Chief Executive Officer, Tejune Kang, this      day of June, 2014.

Tejune Kang, Incorporator

Appendix H

BY-LAWS

OF

6D GLOBAL TECHNOLOGIES, INC.

A Delaware corporation

(the “Corporation”)

ARTICLE I

OFFICES

Offices. The registered office of the Corporation is located in the city and state designed by the Corporation in its Certificate of Incorporation. The Corporation may also maintain offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the shareholders may be held at such time on such day as shall be fixed by the Board for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. Written notice of each annual meeting signed by the president or vice president, or the secretary, or an assistant secretary, or by such other person or persons as the Board may designate, shall be given to each shareholder entitled to vote thereat. All such notices shall be sent to each shareholder entitled thereto, or published, not less than ten (10) nor more than sixty (60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall also state the purpose or purposes for which the meeting is called. Failure to hold the annual meeting shall not constitute dissolution or forfeiture of the Corporation, and a special meeting of the shareholders may take the place thereof.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors, by the Chairman of the Board, or by the President and shall be called by the Secretary at the request of the holders of not less than fifty-one percent of all issued and outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meetings. The annual meeting of the stockholders of the Corporation shall be held at the general offices of the Corporation in the City of New York, State of New York, or at such other place in the United States as may be stated in the notice of the meeting. All other meetings of the stockholders shall be held at such places within or without the State of Delaware as shall be stated in the notice of the meeting.

SECTION 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meeting. When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 5. Quorum. At any meeting of the stockholders the holders of record of a majority of the total number of outstanding shares of stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, provided that at any meeting at which the holders of any series of class of stock shall be entitled, voting as a class, to elect Directors, the holders of record of a majority of the total number of outstanding shares of such series or class, present in person or represented by proxy, shall constitute a quorum for the purpose of such election.

In the absence of a quorum at any meeting, the holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.

SECTION 6. Organization. At each meeting of the stockholders, the Chairman of the Board, or if he so designates or is absent, the President, shall act as Chairman of the meeting. In the absence of both the Chairman of the Board and the President, such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote at the meeting, shall act as Chairman of the meeting.

The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION 7. Voting. Unless otherwise provided in the Certificate of Incorporation or a resolution of the Board of Directors creating a series of stock, and designating the rights thereto, at each meeting of the stockholders, each holder of shares of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the Corporation on the record date fixed as provided in these By-Laws for determining the stockholders entitled to vote at such meeting or, if no record date be fixed, at the close of business on the day next preceding the day on which notice of the meeting is given. Shares of its own capital stock belonging to the Corporation, or to another Corporation if a majority of the shares entitled to vote in the election of directors of such other Corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.

At all meetings of stockholders for the election of Directors the voting shall be by ballot, and the persons having the greatest number of votes shall be deemed and declared elected. All other elections and questions submitted to a vote of the stockholders shall, unless otherwise provided by law or the Certificate of Incorporation, be decided by the affirmative vote of the majority of shares which are present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

SECTION 8. Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by shareholders holding at least that proportion of the voting power necessary to approve such action and received by the Corporation. Such consent shall have the same force and effect as a vote of the shareholders and may be stated as such in any document. Action taken under this Section 8 is effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. The record date for determining shareholders entitled to take action without a meeting is the date the Corporation first receives a writing upon which the action is taken.

SECTION 9. Inspectors. Prior to each meeting of stockholders, the Board of Directors shall appoint two Inspectors who are not directors, candidates for directors or officers of the Corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board of Directors to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies.

Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

SECTION 10. List of Stockholders. The Secretary or other officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 11. Business at Meetings of Stockholders.

(a) General. The business to be conducted at any meeting of stockholders of the Corporation shall be limited to such business and nominations as shall comply with the procedures set forth in these By-laws.

(b) Notification of Stockholder Business. At any special meeting of stockholders only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of special meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters included pursuant to Rule 14a-8 of the Securities and Exchange Commission, (ii) otherwise (a) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the elections of directors generally, and (b) constitute a proper subject to be brought before the meeting. In addition to any other applicable requirements, for business (other than the election of directors) to be otherwise properly brought before an annual meeting by a stockholder, the business must be a proper matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be addressed to and received at the principal executive offices of the Corporation, not more than 150 days and not less than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter (other than the election of directors) the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and of each beneficial owner on behalf of which the stockholder is acting, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and by any such beneficial owner, (iv) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, (v) any material interest of the stockholder and of any such beneficial owner in such business; and (vi) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal.

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11 of Article II, provided, however, that nothing in this Section 11 of Article II shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of an annual or special meeting shall have the power and duty to determine and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11 of Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. Number, Qualification and Term of Office. The business, property and affairs of the Corporation shall be managed by a Board consisting of not less than three or more than seven Directors. The Board of Directors shall from time to time by a vote of a majority of the Directors then in office fix within the maximum and minimum limits the number of Directors to constitute the Board. At each annual meeting of stockholders a Board of Directors shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is elected and shall qualify.

SECTION 2. Vacancies. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors of Executive Committee of the Board of Directors as set forth in Section 1 of Article IV of these By-Laws.

SECTION 3. Resignations. Any Director may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

SECTION 4. Removals. Any Director may be removed, with cause, at any special meeting of the Executive Committee of the Board of Directors as set forth in Section 1 of Article IV of these By-Laws, and the vacancy in the Board caused by any such removal may be filled by the Members of the Committee at such a meeting.

SECTION 5. Place of Meetings; Books and Records. The Board of Directors may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

The Board of Directors, subject to the provisions of applicable law, may authorize the books and records of the Corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the Corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board of Directors.

SECTION 6. Annual Meeting of the Board. The first meeting of each newly elected Board of Directors, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the newly elected Directors.

SECTION 7. Regular Meetings. The Board of Directors shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of at least two (2) Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Except as provided by law, the Directors may waive notice of such meeting and consent to the action taken as set forth in Section 12 of Article IV hereof.

SECTION 9. Quorum and Manner of Acting. Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

SECTION 10. Chairman of the Board. A Chairman of the Board shall be elected by the Board of Directors from among its members for a prescribed term and may, or may not be, at the discretion of the Board of Directors, an employee or an officer of the Corporation. If the Chairman is neither an employee nor an officer of the Corporation he may be designated “non-executive.” The Chairman of the Board shall perform such duties as shall be prescribed by the Board of Directors and, when present, shall preside at all meetings of the stockholders and the Board of Directors. In the absence or disability of the Chairman of the Board, the Board of Directors shall designate a member of the Board to serve as Chairman of the Board and such designated Board Member shall have the powers and perform the duties of the office; provided, however, that if the Chairman of the Board shall so designate or shall be absent from a meeting of stockholders, the President shall preside at such meeting of stockholders.

SECTION 11. Organization. At every meeting of the Board of Directors, the Chairman of the Board or, in his absence the President or, if both of these individuals are absent, a Chairman chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary or, in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting.

SECTION 12. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if a majority of members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

SECTION 13. Telephonic Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting shall constitute presence in person at such meeting.

SECTION 14. Compensation. Each Director who is not a full-time salaried officer of the Corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board of Directors may receive as a Director a stated salary or an annual retainer and in addition may be allowed a fixed fee and his reasonable expenses for attendance at each regular or special meeting of the Board or any Committee thereof.

ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1. Executive Committee. The Board of Directors may, in its discretion, designate annually an Executive Committee. The Committee shall consist of two (2) or more members who shall serve at the pleasure of the Board of Directors. The Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, but not limited to, appointing and removing the Directors and officers of the Corporation and evaluating and approving financing proposals and securities offerings, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but the Committee shall have no power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amend the By-Laws of the Corporation, declare a dividend, authorize the issuance of stock, or such other powers as the Board may from time to time eliminate.

SECTION 2. Audit Committee. The Board of Directors may, in its discretion, designate annually an Audit Committee to assist the Board in fulfilling its responsibilities with respect to overseeing the accounting, auditing and financial reporting practices and the internal control policies and procedures of the Corporation. If so designated, the Board shall adopt a charter for the Audit Committee, and the Audit Committee shall review and assess the adequacy of the charter on an annual basis. The duties of the Audit Committee, which shall be set forth in its charter shall be to: (i) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the issuer; (ii) establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters; and (iii) engage independent counsel and other advisors, as it determines necessary to carry out its duties as set forth herein.

All members of the Audit Committee shall meet the requirements of the charter and any relevant regulatory body, as interpreted by the Board in its reasonable business judgment. The Corporation shall provide funding requested by the Audit Committee as it reasonably relates to carry out its duties set forth herein. The Board shall elect or appoint a chairman of the Audit Committee who will have authority to act on behalf of the committee between meetings. The Chairman may appoint a temporary Chairman in his or her absence.

SECTION 3. Code of Ethics Committee. The Board of Directors may, in its discretion, designate annually a Code of Ethics Committee to assist the Board in adopting a Code of Ethics for its senior financial offices reasonably necessary to promote:

(a) honest and ethical conduct; including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(b) full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Corporation; and

(c) compliance with applicable governmental rules and regulations.

SECTION 4. Committee Chairman, Books and Records. Unless designated by the Board of Directors, each Committee shall elect a Chairman to serve for such term as it may determine. Each committee shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the Committee shall be reported to the Board of Directors at the next meeting of the Board.

SECTION 5. Alternates. Alternate members of the Committees prescribed by this Article IV may be designated by the Board of Directors from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such Committees from among the regular members thereof and designated alternates, the member or members of such Committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

Alternate members of such Committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such Committees.

SECTION 6. Other Committees. The Board of Directors may designate such other Committees, as it may from time to time determine, and each such Committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

SECTION 7. Quorum and Manner of Acting. At each meeting of any Committee the presence of a majority of the members of such Committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

ARTICLE V

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a President, Secretary, and Treasurer, each of which officers shall be elected by the Board of Directors, and such other officers as the Board of Directors may determine, in its discretion, to elect. Any number of offices may be held by the same person. Any officer may hold such additional title descriptions or qualifiers such as “Chief Executive Officer”, “Chief Operating Officer”, “Chief Financial Officer”, “Senior Vice President”, “Executive Vice President” or “Assistant Secretary” or such other title as the Board of Directors shall determine.

SECTION 2. Election, Term of Office and Qualifications. The officers of the Corporation shall be elected annually by the Board of Directors. Each officer elected by the Board of Directors shall hold office until his successor shall have been duly elected and qualified, or until he shall have died, resigned or been removed in the manner hereinafter provided.

SECTION 3. Resignations. Any officer may resign at any time upon written notice to the Secretary of the Corporation. Such resignation shall take effect at the date of its receipt, or at any later date specified therein; and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

SECTION 4. Removals. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors at a regular meeting or special meeting of the Board. Any officer or agent appointed by any officer or committee may be removed, either with or without cause, by such appointing officer or committee.

SECTION 5. Vacancies. Any vacancy occurring in any office of the Corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these By-Laws for regular election or appointment to such office.

SECTION 6. Compensation of Officers. The compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors or by the President when so authorized by the Board of Directors or these By-Laws.

SECTION 7. Absence or Disability of Officers. In the absence or disability of the Chairman of the Board or the President, the Board of Directors may designate, by resolution, individuals to perform the duties of those absent or disabled. The Board of Directors may also delegate this power to a committee or to a senior corporate officer.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFER THEREOF

SECTION 1. Stock Certificates. Except as otherwise permitted by law, the Certificate of Incorporation or resolution or resolutions of the Board of Directors, every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2. Transfer of Stock. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto duty authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

SECTION 3. Lost, Destroyed or Mutilated Certificates. The Board of Directors may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen, mutilated or destroyed, or alleged to be lost, stolen, mutilated or destroyed, upon such terms and in accordance with such procedures as the Board of Directors shall deem proper and prescribe.

SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

DIVIDENDS, SURPLUS, ETC.

Except as otherwise provided by statute or the Certificate of Incorporation, the Board of Directors may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

ARTICLE VIII

SEAL

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January of each year.

ARTICLE X

INDEMNIFICATION

SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of the State of Delaware (“Delaware Code.”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware Code requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 1, or otherwise.

SECTION 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

SECTION 3. Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 4. Insurance, Contracts and Funding. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Code. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

SECTION 5. Definition of Director and Officer. Any person who is or was serving as a director of a wholly owned subsidiary of the Corporation shall be deemed, for purposes of this Article only, to be a director or officer of the Corporation entitled to indemnification under this Article.

SECTION 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors from time to time, grant rights to indemnification and advancement of expenses to employees and agents of the Corporation with the same scope and effects as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

ARTICLE XII

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 1. Checks, Drafts, Etc.; Loans. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors. No loans shall be contracted on behalf of the Corporation unless authorized by the Board of Directors. Such authority may be general or confined to specific circumstances.

SECTION 2. Deposits. All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, the Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary or any other officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the Corporation.

ARTICLE XIII

AMENDMENTS

These By-Laws may be altered or repealed and new By-Laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the Board of Directors.

Appendix I

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A NON-DELAWARE

CORPORATION TO A

DELAWARE CORPORATION

PURSUANT TO SECTION 265 OF

THE DELAWARE GENERAL

CORPORATION LAW

1) The jurisdiction where the Non-Delaware Corporation first formed is: Nevada

2) The jurisdiction immediately prior to filing this Certificate is: Nevada

3) The date the Non-Delaware Corporation first formed is: 5/9/2006

4) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is:

6D Global Technologies, Inc.

5) The name of the Corporation as set forth in the Certificate of Incorporation is:

6D Global Technologies, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the     th day of June, 2014.

By:
Name: Tejune Kang
Title: Chief Executive Officer

I-1

Appendix J

PLAN OF CONVERSION

OF

6D GLOBAL TECHNOLOGIES, INC.,

a Nevada corporation,

INTO

6D GLOBAL TECHNOLOGIES, INC.,

a Delaware corporation

This PLAN OF CONVERSION (this “Plan”), dated as of June [—], 2014, is hereby adopted by 6D Global Technologies, Inc., a Nevada corporation (“6D-NV”), in order to set forth the terms, conditions and procedures governing the conversion of 6D-NV into a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law (the “DGCL”) and Section 92A.195 of the Nevada Revised Statutes (the “NRS”).

WHEREAS, the Board of Directors of 6D-NV has approved the Conversion (as defined below), submitted this Plan to the shareholders of 6D-NV for approval and the shareholders have approved this Plan.

NOW, THEREFORE, 6D-NV does hereby adopt this Plan to effectuate the conversion of 6D-NV into a Delaware corporation as follows:

1. Conversion. Upon and subject to the terms and conditions of this Plan and pursuant to the relevant provisions of the DGCL and the NRS, including, without limitation, Section 265 of the DGCL and Section 92A.195 of the NRS, 6D-NV shall convert (referred to herein as the “Conversion”) into and continue its existence thereafter in the form of a Delaware corporation (referred to herein as “6D-DE”), which Delaware corporation will continue to be known as 6D Global Technologies, Inc., at the Effective Time (as defined below). 6D-DE shall thereafter be subject to all of the provisions of the DGCL. This Plan is on file at the address of the principal place of business of 6D-NV. This Plan will be on file after the conversion at the address of the principal place of business of 6D-DE; and a copy of the Plan will be, upon written request, furnished without cost by 6D-NV before the conversion or by 6D-DE after the conversion to any shareholder of 6D-NV or 6D-DE.

2. Effect of Conversion. Following the Conversion, 6D-DE shall, for all purposes of the laws of the State of Nevada and Delaware, be deemed to be the same entity as 6D-NV. Upon the Effective Time, all of the rights, privileges and powers of 6D-NV, and all property, real, personal and mixed, and all debts due to 6D-NV, as well as all other things and causes of action belonging to 6D-NV, shall remain vested in 6D-NV and shall be the property of 6D-NV and the title to any real property vested by deed or otherwise in 6D-NV shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of 6D-NV shall be preserved unimpaired, and all debts, liabilities and duties of 6D-NV shall remain attached to 6D-DE and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation. The rights, privileges, powers and interests in property of 6D-NV, as well as the debts, liabilities and duties of 6D-NV, shall not be deemed, as a consequence of the Conversion, to have been transferred to 6D-DE for any purpose of the laws of the State of Nevada. The Conversion shall not be deemed to affect any obligations or liabilities of 6D-NV incurred prior to the Effective Time or the personal liability of any person incurred prior thereto. 6D-NV shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a termination of 6D-NV and shall constitute a continuation of the existence of 6D-NV in the form of a Delaware corporation.

3. Effective Time. Provided that this Plan has not been terminated, abandoned or deferred pursuant to Section 11, the Conversion shall be effected as soon as practicable after the shareholders of 6D-NV have approved this Plan. Subject to the foregoing, unless another date and time is specified, the Conversion shall be effective (the “Effective Time”) upon (a) the filing with the Secretary of State of the State of Nevada of a duly executed Certificate of Conversion meeting the requirements of Section 92A.195 of the NRS and (b) the filing with the Secretary of State of the State of Delaware of (i) the Certificate of Incorporation of 6D-DE that has been executed, acknowledged and filed in accordance with the requirements of Delaware in the form specified below, and (ii) a Certificate of Conversion meeting the requirements of Section 265 of the DGCL.

4. Governance and Other Matters Related to 6D-DE.

(a) Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of 6D-DE shall be substantially in the form of Exhibit A attached hereto and shall have been filed with the Secretary of State of Delaware.

(b) Bylaws. At the Effective Time, the Bylaws of 6D-NV (the “Bylaws”) shall be adopted as such by the Board of Directors of 6D-DE. Thereafter, the Bylaws may be amended by the Board of Directors or stockholders of 6D-DE as provided in the Certificate of Incorporation and Bylaws of 6D-DE.

(c) Directors and Officers. The members of the Board of Directors and the officers of 6D-NV immediately prior to the Effective Time shall continue in office following the Effective Time as directors and officers of 6D-DE until the expiration of their terms of office at the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. After the Effective Time, 6D-DE and its Board of Directors shall take any necessary actions to cause each of such individuals to be appointed or to confirm such appointments.

5. Effect of the Conversion on the Securities of 6D-NV.

(a) Effect of Conversion on Common Stock. Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of 6D-DE, 6D-NV or any shareholder thereof, each share of common stock, $0.00001 par value per share, of 6D-NV (the “Nevada Common Stock”), shall convert into one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of 6D-DE (the “Delaware Common Stock”).

(b) Effect of Conversion on Preferred Stock. Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of 6D-DE, 6D-NV or any shareholder thereof, each share of preferred stock, $0.00001 par value per share, of 6D-NV (the “Nevada Preferred Stock”), shall convert into one validly issued, fully paid and nonassessable share of preferred stock, par value $0.00001 per share, of 6D-DE (the “Delaware Preferred Stock”). Each share of Nevada Preferred Stock which has been issued in accordance with the terms of a Certificate of Designation of Rights and Preferences outstanding immediately prior to the Effective Time shall convert into one share of Delaware Preferred Stock upon the same terms and conditions (including any conversion price, conversion and voting rates) as were in effect immediately prior to the Effective Time.

(c) Effect of Conversion on Outstanding Warrants or Other Rights. Subject to the terms and condition of this plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of 6D-DE, 6D-NV or any shareholder thereof, each warrant or other right to acquire shares of Nevada Common Stock or Nevada Preferred Stock outstanding immediately prior to the Effective Time shall convert into one warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, one share of Delaware Common Stock or Delaware Preferred Stock, respectively.

(d) Effect of Conversion on Employee Benefit, Stock Option or Other Similar Plans. Subject to the terms and conditions of this plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of 6D-DE, 6D-NV or any shareholder thereof, each employee benefit plan, stock option plan or other similar plan to which 6D-NV is a party shall continue to be a plan of 6D-DE. To the extent that any such plan provides for the issuance of Nevada Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Delaware Common Stock.

(e) Effect on Other Rights to Purchase Securities. Any shares of Nevada Common Stock or securities convertible into Nevada Common Stock that, immediately prior to the Effective Time, were invested or subject to a repurchase option risk of forfeiture or other condition pursuant to a stock incentive plan, option agreement, employment agreement or any other applicable agreement of the Company, shall be subject to the vesting requirement, repurchase options, risk of forfeiture or other conditions that may be set forth in a new or amended agreement between 6D-DE and the holder receiving such shares of Delaware Common Stock, and the certificate representing such shares of Delaware Common Stock, if any, may accordingly be marked with appropriate legends in the discretion of 6D-DE.

6. Stock Certificates. From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Nevada Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Common Stock into which the shares represented by such certificates have been converted as provided herein. From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Nevada Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware Preferred Stock into which the shares represented by such certificates have been converted as provided herein. From and after the Effective Time, all the outstanding options and warrants of 6D-NV shall convert into one equivalent option or warrant to acquire Delaware Common Stock upon the same terms and conditions as were in effect immediately prior to the Effective Time. The registered owner on the books and records of 6D-NV or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to 6D-DE or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of 6D-NV evidenced by such outstanding certificate as provided above.

7. Employee Benefit and Compensation Plans. At the Effective Time, each employee benefit plan, incentive compensation plan, stock purchase plan and other similar plans to which 6D-NV is then a party shall be automatically assumed by, and continue to be the plan of, 6D-DE, without further action by 6D-DE or 6D-NV. To the extent any employee benefit plan, incentive compensation plan or other similar plan provides for the issuance or purchase of, or otherwise relates to, Nevada Common Stock, after the Effective Time such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Delaware Common Stock.

8. Outstanding Awards. At the Effective Time, all outstanding stock options, purchase rights, restricted stock awards and other stock awards relating to the Nevada Common Stock shall, by virtue of the Conversion and without any further action on the part of 6D-DE, 6D-NV or the holders thereof, continue on the same terms and conditions and be assumed by 6D-DE, provided that all such awards shall be deemed to provide for the issuance or purchase of, or otherwise relate to Delaware Common Stock.

9. Further Assurances. If, at any time after the Effective Time, 6D-DE shall determine or be advised that any agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan to carry out the purposes of this Plan, 6D-DE and its proper officers and directors (or their designees), are hereby authorized to execute and deliver, in the name and on behalf of 6D-DE or 6D-NV, all such agreements, documents and assurances and do, in the name and on behalf of 6D-DE or 6D-NV, all such other acts and things necessary or desirable to carry out the purposes of this Plan and the Conversion.

10. Amendment. This Plan may be amended by the Board of Directors of 6D-NV at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Plan by the shareholders of 6D-NV shall not alter or change (a) the amount or kind of shares or other securities to be received by the shareholders hereunder, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without stockholder approval by the NRS, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series of the stock of 6D-NV.

11. Termination or Deferral. At any time before the Effective Time, this Plan may be terminated and the Conversion may be abandoned by action of the Board of Directors of 6D-NV, notwithstanding the approval of this Plan by the shareholders of 6D-NV, or the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of 6D-NV, such action would be in the best interest of 6D-NV and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of 6D-NV or its Board of Directors or shareholders with respect thereto.

12. Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.

13. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[-signature page follows-]

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by its duly authorized representative as of the date first stated above.

6D GLOBAL TECHNOLOGIES, INC., a Nevada corporation

By:
Name: Tejune Kang Title: Chief Executive Officer

Exhibit A

[Certificate of Incorporation]

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